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                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                    ----------------------------------


                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): OCTOBER 7, 1998



                       MERCANTILE BANCORPORATION INC.
          (Exact name of registrant as specified in its charter)


       MISSOURI                    1-11792                 43-0951744
   (State or other            (Commission File          (I.R.S. Employer
   jurisdiction of                 Number)               Identification
    organization)                                            Number)


                  P.O. BOX 524
               ST. LOUIS, MISSOURI                   63166-0524
    (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:  (314) 418-2525




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ITEM 5.    OTHER EVENTS

Effective July 1, 1998, Mercantile Bancorporation Inc. ("Corporation") acquired Firstbank of Illinois Co. and CBT Corporation in transactions accounted for as poolings-of-interests. Audited Supplemental Consolidated Financial Statements restating the Corporation's historical consolidated financial statements as of and for the years ended December 31, 1997, 1996 and 1995 to reflect both transactions are included herein. In addition, Supplemental Interim Unaudited Consolidated Financial Statements restating the Corporation's historical consolidated financial statements as of and for the three-month and six-month periods ended March 31 and June 30, 1998 and 1997 to reflect both transactions are included herein.
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                                                             [ MERCANTILE LOGO ]

                                  MERCANTILE
                             BANCORPORATION  INC.

                                 SUPPLEMENTAL
                                 CONSOLIDATED
                             FINANCIAL  STATEMENTS

                     DECEMBER  31,  1997,  1996  AND  1995

                        MERCANTILE BANCORPORATION INC.
                SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1996 AND 1995

          Effective July 1, 1998, Mercantile Bancorporation Inc. ("Corporation") acquired Firstbank of Illinois Co. and CBT Corporation in transactions accounted for as poolings-of-interests. The following Supplemental Consolidated Financial Statements restate the Corporation's historical consolidated financial statements as of and for the years ended December 31, 1997, 1996 and 1995 to reflect these transactions.

                                                                              1
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

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
                 SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME
                       (Thousands except per share data)

                                                                              YEAR ENDED DECEMBER 31
                                                                           1997        1996        1995
                                                                           ----        ----        ----
INTEREST INCOME
  Interest and fees on loans and leases                                 $1,651,816  $1,404,809  $1,371,083
  Investments in debt and equity securities
    Trading                                                                  7,077       3,630       3,457
    Taxable                                                                406,663     315,120     296,425
    Tax-exempt                                                              25,797      28,255      31,202
                                                                        ----------  ----------  ----------
      Total Investments in Debt and Equity Securities                      439,537     347,005     331,084
  Due from banks--interest bearing                                          10,379       4,128       2,508
  Federal funds sold and repurchase agreements                              16,946      15,178      21,644
                                                                        ----------  ----------  ----------
      Total Interest Income                                              2,118,678   1,771,120   1,726,319
INTEREST EXPENSE
  Interest bearing deposits                                                816,771     681,637     651,886
  Foreign deposits                                                          26,178      10,501      13,088
  Short-term borrowings                                                    159,013      89,676     101,958
  Bank notes                                                                10,537      15,333      13,674
  Long-term debt and mandatorily redeemable preferred securities            58,441      25,010      27,934
                                                                        ----------  ----------  ----------
      Total Interest Expense                                             1,070,940     822,157     808,540
                                                                        ----------  ----------  ----------
      NET INTEREST INCOME                                                1,047,738     948,963     917,779
PROVISION FOR POSSIBLE LOAN LOSSES<F*>                                      86,355      78,766      44,952
                                                                        ----------  ----------  ----------
      NET INTEREST INCOME AFTER PROVISION
        FOR POSSIBLE LOAN LOSSES                                           961,383     870,197     872,827
OTHER INCOME
  Trust                                                                    103,928      93,704      84,066
  Service charges                                                          109,058      98,908      91,951
  Investment banking and brokerage                                          38,181      35,351      30,543
  Credit card fees                                                          21,169      28,415      20,634
  Securitization revenue                                                    18,404      16,008      23,005
  Mortgage banking                                                          26,625      13,518      13,624
  Securities gains<F*>                                                       7,649         292       4,634
  Miscellaneous                                                             89,179      81,814      71,532
                                                                        ----------  ----------  ----------
      Total Other Income                                                   414,193     368,010     339,989
OTHER EXPENSE
  Salaries                                                                 381,942     335,803     320,687
  Employee benefits                                                         85,048      77,437      72,149
  Net occupancy                                                             61,697      55,489      53,044
  Equipment                                                                 70,272      60,605      54,745
  Intangible asset amortization                                             40,170      13,237      11,630
  Loss on the sale of credit card loans<F*>                                 50,000          --          --
  Miscellaneous<F*>                                                        297,249     262,616     213,660
                                                                        ----------  ----------  ----------
      Total Other Expense                                                  986,378     805,187     725,915
                                                                        ----------  ----------  ----------
      INCOME BEFORE INCOME TAXES                                           389,198     433,020     486,901
INCOME TAXES<F*>                                                           142,376     148,567     168,746
                                                                        ----------  ----------  ----------
      NET INCOME                                                        $  246,822  $  284,453  $  318,155
                                                                        ==========  ==========  ==========
PER SHARE DATA
  Basic earnings per share                                                   $1.76       $2.12       $2.37
  Diluted earnings per share                                                  1.73        2.09        2.33
  Dividends declared                                                         1.148       1.092         .88

<F*>Includes the following nonrecurring amounts:
      Provision for possible loan losses                                 $  20,340    $ 13,666         $--
      Other income (securities losses)                                          --      (3,114)         --
      Loss on the sale of credit card loans                                 50,000          --          --
      Miscellaneous expense                                                121,393      63,456          --
      Income tax benefit                                                   (59,356)    (23,697)         --
                                                                         ---------    --------         ---
        Impact on Net Income                                             $(132,377)   $(56,539)        $--
                                                                         =========    ========         ===

The accompanying notes to supplemental consolidated financial statements are an integral part of these statements.

2
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                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET
                                  (Thousands)

                                                                                               DECEMBER 31
                                                                                     1997         1996         1995
                                                                                     ----         ----         ----
ASSETS
  Cash and due from banks                                                         $ 1,330,512  $ 1,448,637  $ 1,385,695
  Due from banks--interest bearing                                                    251,909       96,714       51,980
  Federal funds sold and repurchase agreements                                        303,859      310,963      292,933
  Investments in debt and equity securities
    Trading                                                                            70,536       31,361       67,283
    Available-for-sale (Amortized cost of $8,023,157, $4,731,005 and
     $5,182,540, respectively)                                                      8,059,066    4,741,677    5,223,660
    Held-to-maturity (Estimated fair value of $341,954, $661,632 and
     $340,130, respectively)                                                          335,279      656,721      335,141
                                                                                  -----------  -----------  -----------
      Total Investments in Debt and Equity Securities                               8,464,881    5,429,759    5,626,084
  Loans held-for-sale                                                                  96,955       75,377      105,893
  Loans and leases, net of unearned income                                         21,265,000   16,861,877   15,478,392
                                                                                  -----------  -----------  -----------
      Total Loans and Leases                                                       21,361,955   16,937,254   15,584,285
  Reserve for possible loan losses                                                   (284,165)    (257,718)    (261,339)
                                                                                  -----------  -----------  -----------
      Net Loans and Leases                                                         21,077,790   16,679,536   15,322,946
  Bank premises and equipment                                                         531,650      428,972      390,163
  Intangible assets                                                                   839,285      202,071      133,845
  Other assets                                                                        532,304      399,083      447,788
                                                                                  -----------  -----------  -----------
      Total Assets                                                                $33,332,190  $24,995,735  $23,651,434
                                                                                  ===========  ===========  ===========
LIABILITIES
  Deposits
    Non-interest bearing                                                          $ 3,956,138  $ 3,389,776  $ 2,925,272
    Interest bearing                                                               20,267,878   16,143,182   15,329,213
    Foreign                                                                           585,439      251,887      209,170
                                                                                  -----------  -----------  -----------
      Total Deposits                                                               24,809,455   19,784,845   18,463,655
  Federal funds purchased and repurchase agreements                                 2,127,443    1,861,994    1,790,937
  Other short-term borrowings                                                       1,551,097      270,680      262,972
  Bank notes                                                                          175,000      175,000      250,000
  Long-term Federal Home Loan Bank advances                                           578,484       37,085       63,379
  Other long-term debt                                                                789,687      290,590      307,230
  Company-obligated mandatorily redeemable preferred securities of Mercantile
   Capital Trust I                                                                    150,000           --           --
  Other liabilities                                                                   388,722      312,298      302,416
                                                                                  -----------  -----------  -----------
      Total Liabilities                                                            30,569,888   22,732,492   21,440,589
  Commitments and contingent liabilities                                                   --           --           --

SHAREHOLDERS' EQUITY                              1997       1996       1995
                                                  ----       ----       ----
  Preferred stock--no par value

    Shares authorized                             5,000      5,000      5,000
    Shares issued and outstanding                    --         --         15              --           --       12,153
  Common stock--$.01 par value
   at December 31, 1997, and $5.00
   par value at December 31, 1996
   and 1995

    Shares authorized                           200,000    200,000    200,000
    Shares issued                               148,874    136,766    136,916           1,489      683,832      684,581
  Capital surplus                                                                   1,016,844       16,091       72,528
  Retained earnings                                                                 1,724,752    1,638,610    1,476,841
  Valuation on available-for-sale securities                                           25,222        8,911       25,299
  Treasury stock, at cost                           162      2,591      2,070          (6,005)     (84,201)     (60,557)
                                                                                  -----------  -----------  -----------

      Total Shareholders' Equity                                                    2,762,302    2,263,243    2,210,845
                                                                                  -----------  -----------  -----------
      Total Liabilities and                                                       $33,332,190  $24,995,735  $23,651,434
        Shareholders' Equity                                                      ===========  ===========  ===========

The accompanying notes to supplemental consolidated financial statements are an integral part of these statements.

                                                                              3
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

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
    SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                               ($ in Thousands)


                                               COMMON STOCK
                                          -----------------------                                                       TOTAL
                                          OUTSTANDING               PREFERRED    CAPITAL     RETAINED     TREASURY   SHAREHOLDERS'
                                             SHARES      DOLLARS      STOCK      SURPLUS    EARNINGS<F*>    STOCK       EQUITY
                                          -----------    -------    ---------    -------    ------------  --------   -------------
BALANCE AT DECEMBER 31, 1994              130,669,191   $654,048    $ 12,153   $   31,732   $1,202,408  $  (2,954)    $1,897,387
Net income                                                                                     318,155                   318,155
Common dividends declared:
  Mercantile Bancorporation Inc., $.88
   per share                                                                                   (68,542)                  (68,542)
  Pooled companies prior to acquisition                                                        (44,645)                  (44,645)
Preferred dividends declared                                                                    (1,020)                   (1,020)
Issuance of common stock in acquisitions
 of:
  Southwest Bancshares, Inc.                1,012,463       5,062                   (1,062)      9,797                    13,797
  AmeriFirst Bancorporation, Inc.             992,034       4,960                    3,714       3,781                    12,455
  Plains Spirit Financial Corporation       1,951,770       3,959                   21,610                 27,701         53,270
  Wedge Bank                                1,454,931       7,275                     (776)      7,314                    13,813
Issuance of common stock for:
  Employee incentive plans                    997,123       4,951                    9,281                    170         14,402
  Convertible notes                           664,357       3,322                    7,134                                10,456
Net fair value adjustment on
 available-for-sale securities                                                                  74,892                    74,892
Purchase of treasury stock                 (3,096,900)                                                    (85,474)       (85,474)
Pre-merger transactions of pooled
 companies and other                          200,840       1,004                      895                                 1,899
                                          -----------    --------    --------   ----------  ----------  ---------     ----------
BALANCE AT DECEMBER 31, 1995              134,845,809     684,581      12,153       72,528   1,502,140    (60,557)     2,210,845
Net income                                                                                     284,453                   284,453
Common dividends declared:
  Mercantile Bancorporation Inc., $1.092
   per share                                                                                  (101,499)                 (101,499)
  Pooled companies prior to acquisition                                                        (33,938)                  (33,938)
Preferred dividends declared                                                                      (408)                     (408)
Redemption of preferred stock                                         (12,153)                    (531)                  (12,684)
Issuance of common stock in acquisitions
 of:
  Today's Bancorp, Inc.                     1,690,587                               (2,195)                52,321         50,126
  First Financial Corporation of America      388,113                               (1,226)                12,954         11,728
  Peoples State Bank                          488,756                                  849                 14,791         15,640
  Metro Savings Bank, F.S.B.                  296,853                                   57          14      8,983          9,054
  Security Bank of Conway, F.S.B.             482,946                                   75                 14,614         14,689
  First Sterling Bancorp, Inc.                782,126       3,911                      572      13,772                    18,255
Issuance of common stock for:
  Employee incentive plans                    411,775       1,638                   (4,318)                 2,397           (283)
  Convertible notes                           438,002       2,190                    2,681                                 4,871
Net fair value adjustment on
 available-for-sale securities                                                                 (16,841)                  (16,841)
Purchase of treasury stock                 (5,890,426)                                                   (186,811)      (186,811)
Reissuance and retirement of treasury
 stock                                                     (9,688)                 (47,478)                57,166             --
Pre-merger transactions of pooled
 companies and other                          240,056       1,200                   (5,454)        359        (59)        (3,954)
                                          -----------    --------    --------   ----------  ----------  ---------     ----------
BALANCE AT DECEMBER 31, 1996              134,174,597     683,832          --       16,091   1,647,521    (84,201)     2,263,243
NET INCOME                                                                                     246,822                   246,822
COMMON DIVIDENDS DECLARED:
  MERCANTILE BANCORPORATION INC., $1.148
   PER SHARE                                                                                  (132,535)                 (132,535)
  POOLED COMPANIES PRIOR TO ACQUISITION                                                        (28,134)                  (28,134)
ISSUANCE OF COMMON STOCK IN ACQUISITIONS
 OF:
  ROOSEVELT FINANCIAL GROUP, INC.          18,948,884         123                  353,128       6,872    280,981        641,104
  REGIONAL BANCSHARES, INC.                   900,625                                 (474)        361     28,813         28,700
CHANGE IN PAR VALUE OF COMMON STOCK FROM
  $5.00 PER SHARE
  TO $.01 PER SHARE                                      (676,575)                 676,575                                    --
ISSUANCE OF COMMON STOCK FOR:
  EMPLOYEE INCENTIVE PLANS                    899,716         322                    5,846                  5,512         11,680
  CONVERTIBLE NOTES                            79,335          80                      802                                   882
NET FAIR VALUE ADJUSTMENT ON
 AVAILABLE-FOR-SALE SECURITIES                                                                   8,805                     8,805
PURCHASE OF TREASURY STOCK                 (6,778,324)                                                   (287,288)      (287,288)
REISSUANCE AND RETIREMENT OF TREASURY
 STOCK                                                     (7,396)                 (42,950)                50,346             --
PRE-MERGER TRANSACTIONS OF POOLED
 COMPANIES AND OTHER                          487,474       1,103                    7,826         262       (168)         9,023
                                          -----------   ---------   ---------   ----------  ----------  ---------     ----------
BALANCE AT DECEMBER 31, 1997              148,712,307   $   1,489   $      --   $1,016,844  $1,749,974  $  (6,005)    $2,762,302
                                          ===========   =========   =========   ==========  ==========  =========     ==========

<F*>Includes valuation on available-for-sale securities.

The accompanying notes to supplemental consolidated financial statements are an integral part of these statements.

4
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

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS
                               ($ in Thousands)

                                                                               YEAR ENDED DECEMBER 31
                                                                           1997         1996         1995
                                                                           ----         ----         ----
OPERATING ACTIVITIES
  Net income                                                            $   246,822  $   284,453  $   318,155
  Adjustments to reconcile net income to net cash provided by operating activities
      Provision for possible loan losses                                     86,355       78,766       44,952
      Depreciation and amortization                                          62,637       52,566       49,887
      Provision for deferred income tax credits                              (9,995)     (23,318)     (13,937)
      Net change in loans held-for-sale                                     (21,578)      30,516      (78,469)
      Net change in trading securities                                      (53,020)      32,745      (28,619)
      Net change in accrued interest receivable                              (2,780)      11,366      (11,701)
      Net change in accrued interest payable                                 36,254      (12,348)      33,395
      Other, net                                                             55,194       85,651       23,019
                                                                        -----------  -----------  -----------
         Net Cash Provided by Operating Activities                          399,889      540,397      336,682

INVESTING ACTIVITIES
  Investments in debt and equity securities, other than trading securities
    Purchases                                                            (4,509,883)  (2,455,696)  (1,640,700)
    Proceeds from maturities                                              3,608,721    2,366,128    1,589,272
    Proceeds from sales of available-for-sale securities                    802,007      506,636      386,969
  Net change in loans and leases                                           (642,617)    (898,355)  (1,100,947)
  Purchases of loans and leases                                            (442,154)    (141,600)    (128,361)
  Proceeds from sales of loans and leases                                   696,454      255,043      759,626
  Purchases of premises and equipment                                      (122,785)     (76,386)     (70,228)
  Proceeds from sales of premises and equipment                              19,679        4,997        8,432
  Proceeds from sales of foreclosed property                                 45,905       32,353       27,265
  Cash and cash equivalents from acquisitions, net of cash paid
   (received)                                                              (231,537)      57,152       45,935
  Sale of banking offices, net of cash paid                                (193,058)     (12,154)       1,191
  Other, net                                                                 19,118       18,391        9,249
                                                                        -----------  -----------  -----------
         Net Cash Used by Investing Activities                             (950,150)    (343,491)    (112,297)

FINANCING ACTIVITIES
  Net change in consumer certificates under $100,000                       (726,907)    (406,202)     370,012
  Net change in time certificates $100,000 and over                         (68,418)      74,010      226,978
  Net change in other time deposits                                         (42,798)     190,437        5,264
  Net change in foreign deposits                                            333,552       42,717       (9,965)
  Net change in other deposits                                              156,414      460,853     (181,964)
  Net change in short-term borrowings                                       259,830       23,670     (207,163)
  Issuance of bank notes                                                         --       25,000      150,000
  Principal payments on bank notes                                               --     (100,000)          --
  Issuance of long-term debt                                                980,175        2,607       20,642
  Issuance of company-obligated mandatorily redeemable preferred
   securities                                                               150,000           --           --
  Principal payments on long-term debt                                      (16,195)     (41,081)     (41,873)
  Cash dividends paid                                                      (160,347)    (135,578)    (113,819)
  Net proceeds from issuance of common stock from employee incentive
   plans and pre-merger transactions of pooled companies                     13,220      (22,089)      (1,926)
  Purchase of treasury stock                                               (299,063)    (175,036)     (85,474)
  Redemption of preferred stock                                                  --      (12,684)          --
  Other, net                                                                    764        2,176        4,011
                                                                        -----------  -----------  -----------
         Net Cash Provided (Used) by Financing Activities                   580,227      (71,200)     134,723
                                                                        -----------  -----------  -----------
INCREASE IN CASH AND CASH EQUIVALENTS                                        29,966      125,706      359,108
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                            1,856,314    1,730,608    1,371,500
                                                                        -----------  -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                $ 1,886,280  $ 1,856,314  $ 1,730,608
                                                                        ===========  ===========  ===========

The accompanying notes to supplemental consolidated financial statements are an integral part of these statements.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE A

ACCOUNTING POLICIES

  Mercantile Bancorporation Inc. ("Corporation" or "Mercantile") and its subsidiaries follow generally accepted accounting principles and reporting practices applicable to the banking industry. The significant accounting policies are summarized below.

Basis of Presentation:

  Consolidation: The Supplemental Consolidated Financial Statements include the accounts of Mercantile Bancorporation Inc. and its subsidiaries. Material intercompany transactions are eliminated.

  Restatement: Effective July 1, 1998, the Corporation acquired Firstbank of Illinois Co. ("Firstbank") and CBT Corporation ("CBT"), in transactions accounted for as poolings-of-interests.

  The Supplemental Consolidated Financial Statements give retroactive effect to the transactions and, as a result, the Supplemental Consolidated Statement of Income, Balance Sheet, and Statement of Cash Flows are presented as if the combining companies had been consolidated for all periods presented. (As required by generally accepted accounting principles, the Supplemental Consolidated Financial Statements become the historical consolidated financial statements upon issuance of the financial statements for the period that includes the date of the transaction.) The Supplemental Consolidated Statement of Changes in Shareholders' Equity reflects the accounts of Mercantile Bancorporation Inc. as if the common stock issued in the Firstbank and CBT acquisitions had been outstanding during all periods presented. The Supplemental Consolidated Financial Statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Corporation included in its 1997 Annual Report on Form 10-K.

  Reclassification: Certain reclassifications have been made to the 1996 and 1995 historical financial statements to conform with the 1997 presentation.

New Accounting Standards:

  Financial Accounting Standard ("FAS") 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," requires an entity to recognize the financial and servicing assets it controls and the liabilities it has incurred and to derecognize financial assets when control has been surrendered in accordance with the criteria provided in the Statement. The Corporation has applied the new rules prospectively to transactions beginning in the first quarter of 1997.

  FAS 128, "Earnings per Share," was issued in February 1997. This statement was effective in the fourth quarter of 1997 and requires additional reporting of earnings per share that gives effect to dilutive common share equivalents such as stock options or convertible notes. The Corporation's disclosure under FAS 128 is included in Note B to the Supplemental Consolidated Financial Statements.

  FAS 130, "Reporting Comprehensive Income," was issued in June 1997. Comprehensive income is defined as net income plus certain items that are recorded directly to shareholders' equity, such as unrealized gains and losses on available-for-sale securities. Mercantile started reporting comprehensive income in the first quarter of 1998 as prescribed by FAS 130.

  FAS 131, "Disclosures about Segments of an Enterprise and Related Information," is effective for financial statements for periods beginning after December 15, 1997, but interim period reporting is not required in 1998. An operating segment is defined under FAS 131 as a component of an enterprise that engages in business activities that generate revenue and expense for which operating results are reviewed by the chief operating decision maker in the determination of resource allocation and performance. Mercantile is currently evaluating the impact of FAS 131 on future financial statement disclosures.

  FAS 132, "Employers" Disclosures about Pensions and Other Postretirement Benefits," addresses disclosure of such benefit plans and is effective for fiscal years beginning after December 31, 1997. The Corporation does not anticipate a significant impact when making these new disclosures.

  FAS 133, "Accounting for Derivative Instruments and Hedging Activities," which was issued in June 1998, establishes accounting and reporting standards for derivative instruments and hedging activities. Under FAS 133, derivatives are recognized on the balance sheet at fair value as an asset or liability. Changes in the fair value of derivatives are reported as a component of other comprehensive income or recognized as earnings through the income statement depending on the nature of the instrument. FAS 133 is effective for all quarters of fiscal years beginning after June 15, 1999 with earlier adoption permitted. The Corporation is currently evaluating FAS 133's effect.

Use of Estimates:

  Management of the Corporation has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the Supplemental Consolidated Financial Statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Investments in Debt and Equity Securities:

  Trading securities, which include any security held primarily for near-term sale, are valued at fair value. Gains and losses on trading securities, both realized and unrealized, are recorded in investment banking and brokerage income.

  Available-for-sale securities, which include any security for which the Corporation has no immediate plan to sell but which may be sold in the future, are valued at fair value. Realized gains and losses, based on the amortized cost of the specific security, are included in other income as securities gains (losses). Unrealized gains and losses are recorded, net of related income tax effects, in retained earnings.

  Held-to-maturity securities, which include any security for which the Corporation has the positive intent and ability to hold until maturity, are valued at historical cost adjusted for amortization of premiums and accretion of discounts computed by the level-yield method. Unrealized losses on held-to-maturity and available-for-sale securities are recognized in the Supplemental Consolidated Statement of Income only if market valuation differences are deemed to be other than temporary impairments in value.

Loans Held-for-Sale:

  In its lending activities, the Corporation originates residential mortgage loans and student loans intended for sale in the secondary market. Loans held-for-sale are carried at the lower of cost or fair value, which is determined on an aggregate basis. Gains or losses on the sale of loans held-for-sale are determined on a specific identification method.

Loans and Leases:

  Interest income on loans is generally accrued on a simple interest basis. Loan fees and direct costs of loan originations are deferred and amortized over the estimated life of the loans under methods approximating the interest method.

  The finance method is used to account for direct and leveraged equipment lease contracts. Income is recorded over the lease periods in proportion to the unrecovered investment in the leases after consideration of investment tax credits and other related income tax effects.

  When, in management's opinion, the collection of interest on a loan (exclusive of certain consumer and credit card loans) is unlikely, or when either principal or interest is past due over 90 days, that loan is generally placed on non-accrual status. When a loan is placed on non-accrual status, accrued interest for the current year is reversed and charged against current earnings, and accrued interest from prior years is charged against the reserve for possible loan losses. Interest payments received on non-accrual loans are applied to principal if there is doubt as to the collectibility of such principal; otherwise, these receipts are recorded as interest income. A loan remains on non-accrual status until the loan is current as to payment of both principal and interest, and/or the borrower demonstrates the ability to pay and remain current.

  All non-accrual and renegotiated commercial-related loans are considered impaired. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral, if the loan is collateral dependent.

Reserve for Possible Loan Losses:

  The reserve for possible loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The reserve is maintained at a level considered adequate to provide for potential loan losses based on management's evaluation of current economic conditions, changes in the character and size of the portfolio, past experience, expected future losses and other pertinent factors. Mercantile charges off credit card loans after six cycles of nonpayment, or within 15 days of receipt of personal bankruptcy notice, if earlier.

Foreclosed Assets:

  Foreclosed assets include real estate and other assets acquired through foreclosure or other proceedings and are included in other assets in the Supplemental Consolidated Balance Sheet.

  Foreclosed assets are valued at the lower of cost or fair value less estimated costs to sell. Losses arising at the time of transfer from loans are charged to the reserve for possible loan losses. Subsequent reductions in valuation based upon periodic appraisals are charged against current earnings.

Bank Premises and Equipment:

  Bank premises and equipment are stated at cost less accumulated depreciation. Provisions for depreciation are computed principally by the straight-line method and are based on estimated useful lives of the assets. The carrying values of assets sold or retired and the related accumulated depreciation are eliminated from the accounts, and the resulting gains or losses are reflected in net income.

  Expenditures for maintenance and repairs are expensed, while expenditures for major renewals are capitalized.

Intangible Assets:

  Intangible assets consist primarily of goodwill and mortgage servicing assets. Goodwill, the excess of cost over the net assets acquired in business combinations accounted for as purchases, is amortized using the straight-line method over the estimated period to be benefited, most recently 15 years, but not exceeding 40 years.

  Mortgage servicing assets represent recorded value associated with the contractual right to service loans in return for a fee. These assets may be purchased and recorded at fair value or result from the sale of loans, where servicing is retained and recorded at an allocated carrying amount based on the relative fair value of the assets sold. This intangible is amortized using the level-yield method over the estimated lives of the

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

related loans. The carrying value of mortgage servicing assets is subject to periodic adjustment based upon changing market conditions.

Income Taxes:

  Deferred income taxes, computed using the liability method, are provided on temporary differences between the financial reporting basis and the tax basis of the assets and liabilities of the Corporation.

Treasury Stock:

  The purchase of the Corporation's common stock is recorded at cost. Upon subsequent reissuance, the treasury stock account is reduced by the average cost basis of such stock.

Cash Equivalents:

  Cash and due from banks, due from banks--interest bearing, and federal funds sold and repurchase agreements are considered cash equivalents for purposes of the Supplemental Consolidated Statement of Cash Flows.

Financial Instruments:

  Financial instruments include cash, evidence of an ownership interest in an entity or a contract that both a) imposes on the Corporation a contractual obligation, 1) to deliver a financial instrument to another party or 2) to exchange other financial instruments on potentially unfavorable terms with another party; and b) conveys to another party a contractual right, 1) to receive a financial instrument from the Corporation or 2) to exchange other financial instruments on potentially favorable terms with the Corporation.

Derivative Financial Instruments:

  The Corporation is a party to certain financial instruments, primarily to stabilize interest rate margins and to hedge against interest rate movements. An instrument designated as a hedge of an asset or liability carried at cost is accounted for on an accrual basis, in which the interest income or interest expense of the related asset or liability is adjusted for the net amount of any interest receivable or payable generated by the hedging instrument. There is no market valuation on these interest rate contracts. If the underlying assets or liabilities hedged are no longer recorded on the Supplemental Consolidated Balance Sheet (e.g., due to sale), the remaining gain or loss related to the interest rate contract is recognized through earnings immediately.

  In the normal course of business, the Corporation does not maintain trading positions in interest rate derivative financial instruments. The Corporation's non-hedging transactions are entered into on behalf of customers and are simultaneously hedged by the Corporation. As a consequence, these transactions do not represent exposure to market risk. The Corporation manages the potential credit exposure through established credit approvals, risk control limits and other monitoring procedures. These contracts are recorded at their fair value with gains or losses included in the Supplemental Consolidated Statement of Income.

  Mercantile has entered into foreign exchange forward contracts, primarily to facilitate customers' foreign exchange requirements. The Corporation maintains a generally matched position; therefore, exchange rate and market risks are minimal. Credit risk to the Corporation could result from non-performance by a counterparty to a contract. Credit risk is managed as indicated in the previous paragraph. Unrealized gains and losses on these foreign exchange forward contracts are reflected in the Supplemental Consolidated Statement of Income.

NOTE B

EARNINGS PER SHARE

  Basic earnings per share data is calculated by dividing net income, after deducting dividends on preferred stock, by the weighted average number of common shares outstanding during the period.


  Diluted earnings per share gives effect to both the increase in the average shares outstanding that would have resulted from both the exercise of dilutive stock options and the conversion of the entire balance of outstanding convertible notes. Net income attributable to common shareholders' equity in the diluted earnings per share computation is increased by interest expense that would not be incurred on notes if they converted, net of taxes. The components of basic and diluted earnings per share are as follows:

--------------------------------------------------------------------------------
                                                 YEAR ENDED DECEMBER 31
                                             1997         1996         1995
                                           (Thousands except per share data)
BASIC
Net income                                   $246,822     $284,453     $318,155
Preferred stock dividends                          --         (408)      (1,020)
                                             --------     --------     --------
Net Income Attributable to Common
 Shareholders' Equity                        $246,822     $284,045     $317,135
                                             ========     ========     ========
Weighted Average Common Shares
 Outstanding                              140,009,105  133,925,697  133,797,998

Basic Earnings per Share                        $1.76        $2.12        $2.37
                                                =====        =====        =====
DILUTED
Net income attributable to common
 shareholders' equity                        $246,822     $284,045     $317,135
Interest on convertible notes, net of
 taxes                                             83          120          398
                                             --------     --------     --------
Diluted Net Income                           $246,905     $284,165     $317,533
                                             ========     ========     ========
Weighted average common shares
 outstanding                              140,009,105  133,925,697  133,797,998
Employee incentive plans                    2,493,277    1,775,913    1,660,300
Convertible notes                             136,605      294,419      856,356
                                          -----------  -----------  -----------
Diluted Weighted Average Common Shares
 Outstanding                              142,638,987  135,996,029  136,314,654
                                          ===========  ===========  ===========
Diluted Earnings per Share                      $1.73        $2.09        $2.33
                                                =====        =====        =====

-------------------------------------------------------------------------------

  All per share amounts and average shares outstanding have been restated to give effect to a three-for-two stock split distributed on October 1, 1997.

NOTE C

ACQUISITIONS

  As described in Note A, effective July 1, 1998, the Corporation acquired Firstbank, a $2.3 billion-asset bank holding company headquartered in Springfield, Illinois. The consideration for this acquisition was 13,352,641 shares of Mercantile common stock. Also on July 1, 1998, Mercantile acquired $1.1 billion-asset CBT, headquartered in Paducah, Kentucky. A total of 5,123,214 shares of Mercantile common stock was exchanged in conjunction with this acquisition. The Firstbank and CBT acquisitions were accounted for as poolings-of-interests. Net income and basic earnings per share for the Corporation, Firstbank and CBT prior to this restatement were as follows:

------------------------------------------------------------------------------
                                              YEAR ENDED DECEMBER 31
                                            1997       1996       1995
                                                (Thousands except
                                                 per share data)
Corporation
  Net income                               $204,593   $245,215   $280,389
  Basic earnings per share                     1.68       2.11       2.41
Firstbank
  Net income                                 29,644     27,873     25,742
  Basic earnings per share                     1.90       1.80       1.66
CBT
  Net income                                 12,585     11,365     12,024
  Basic earnings per share                     1.60       1.44       1.52

-------------------------------------------------------------------------------

  The Corporation recorded a one-time pre-tax expense of $73,500,000 in the third quarter of 1998 related to the mergers with Firstbank and CBT. These charges include accruals to substantially conform the accounting policies of Firstbank and CBT as well as to account for one-time expenses associated with the transactions.

  As a result of the acquisition by Mercantile, Firstbank's two Missouri banks were sold in September 1998 due to state restrictions on deposit concentration. An after-tax gain of $29,400,000 was recorded in connection with these divestitures.

  Firstbank acquired BankCentral Corporation and its wholly-owned subsidiary, Central National Bank of Mattoon on June 10, 1997. The acquisition involved an exchange of cash and Firstbank common stock totaling approximately $13,000,000, and was recorded using the purchase method of accounting.


                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

  Listed below are the acquisitions completed by Mercantile during the years ended December 31, 1997, 1996 and 1995:

---------------------------------------------------------------------------------------------------------------------------

                                                  ($ in Thousands)

                                                                                        CONSIDERATION
                                                                       ORIGINAL      -------------------
                                                                      INTANGIBLE                           ACCOUNTING
                                               DATE         ASSETS       ASSET       CASH   GROSS SHARES     METHOD
                                               ----         ------    ---------      ----   ------------   ----------
ACQUISITIONS COMPLETED
Roosevelt Financial Group, Inc.
 ("Roosevelt")                            July 1, 1997    $7,251,985   $ 608,076   $ 374,477  18,948,884     Purchase
Mark Twain Bancshares, Inc.
 ("Mark Twain")                           April 25, 1997   3,227,972          --          73  24,088,713     Pooling
Regional Bancshares, Inc.                 March 5, 1997      171,979      16,217      12,300     900,625     Purchase
Today's Bancorp, Inc.                     Nov. 7, 1996       501,418      46,854      34,912   1,690,587     Purchase
First Financial Corporation of America    Nov. 1, 1996        87,649       5,137       3,253     388,113     Purchase
Peoples State Bank                        Aug. 22, 1996       95,657       7,552          --     488,756     Purchase
Metro Savings Bank, F.S.B.                March 7, 1996       80,857       3,016           5     296,853     Purchase
Security Bank of Conway, F.S.B.           Feb. 9, 1996       102,502       6,000           1     482,946     Purchase
Hawkeye Bancorporation ("Hawkeye")        Jan. 2, 1996     1,978,540          --          80  11,838,294     Pooling
First Sterling Bancorp, Inc.              Jan. 2, 1996       167,610          --           1     782,126     Pooling<F1>
Southwest Bancshares, Inc.                Aug. 1, 1995       187,701          --           1   1,012,463     Pooling<F1>
AmeriFirst Bancorporation, Inc.           Aug. 1, 1995       155,521          --           1     992,034     Pooling<F1>
Plains Spirit Financial Corporation       July 7, 1995       400,754      17,820       6,697   1,951,770     Purchase
TCBankshares, Inc.                        May 1, 1995      1,422,798          --          --   7,124,999<F2> Pooling
Central Mortgage Bancshares, Inc.         May 1, 1995        654,584          --           8   3,806,585     Pooling
UNSL Financial Corp                       Jan. 3, 1995       508,346          --          11   2,367,161     Pooling
Wedge Bank                                Jan. 3, 1995       195,716          --           1   1,454,931     Pooling<F1>

<F1> The historical financial statements of the Corporation were not restated
     for the acquisition due to the immateriality of the acquiree's financial condition and results of operations to that of Mercantile.
<F2> In addition to Mercantile common stock issued, the Corporation assumed, through an exchange, the outstanding, non-convertible preferred stock of TCBankshares, Inc. The preferred stock was redeemed in the first quarter of 1996.

-------------------------------------------------------------------------------------------------------------------------

  The Roosevelt acquisition was accounted for as a purchase. The following unaudited pro forma combined consolidated financial data gives effect to the July 1, 1997 acquisition of Roosevelt as if it had been consummated on January 1, 1995. The unaudited pro forma combined consolidated financial data provided includes the impact of goodwill amortization and the reduction in net interest income due to: 1) interest lost on cash paid for share repurchases or paid directly to Roosevelt shareholders as consideration; and 2) interest on $650,000,000 of senior debt, subordinated debt and redeemable preferred securities issued in 1997 largely to finance the Roosevelt acquisition, offset by interest earned on funds not utilized in the acquisition. There is no estimate of potential cost savings included in the following table:

---------------------------------------------------------------------

                                         AS OF OR FOR THE
                                      YEAR ENDED DECEMBER 31
                                   1997        1996         1995
                                 (Thousands except per share data)
Total assets                           N/A  $33,025,746  $32,898,094
Net interest income             $1,125,021    1,080,885    1,053,476
Other income                       401,619      332,043      284,849
Net income                         216,564      224,351      275,489
Basic earnings per share              1.48         1.53         1.88
---------------------------------------------------------------------

  The Mark Twain acquisition was accounted for as a pooling-of-interests. Net income and basic earnings per share for the Corporation and Mark Twain prior to this restatement were as follows:

---------------------------------------------------------------
                                 YEAR ENDED DECEMBER 31
                                   1996          1995
                                   (Thousands except
                                   per share data)
Corporation
  Net income                     $191,947      $232,676
  Basic earnings per share           2.07          2.49
Mark Twain
  Net income                       53,268        47,713
  Basic earnings per share           3.23          2.93

----------------------------------------------------------------

  During 1997, Mercantile recorded adjustments related to the acquisitions of Roosevelt, Mark Twain and Regional Bancshares, Inc. The adjustments consisted of $20,340,000 in provision for loan losses, $121,393,000 other expense, reduced by a related tax benefit of $41,856,000, for a net income reduction of $99,877,000. Of the $121,393,000 merger-related liability established, $67,000,000 had been utilized at December 31, 1997.

  During 1996, adjustments were recorded by the Corporation related to companies acquired that year. These adjustments consisted of a $13,666,000 increase in provision for loan losses, $3,114,000 in losses on securities sold in portfolio restructurings, a $51,071,000 charge to other expense and a related tax benefit of $19,362,000, resulting in an after-tax reduction to net income of $48,489,000. These accruals have been substantially exhausted.

  For all acquisitions accounted for as purchases, the unamortized excess of cost over the fair value of assets acquired was $777,693,000, $171,539,000 and $110,537,000 at December 31, 1997, 1996 and 1995, respectively.

  The Hawkeye acquisition was accounted for as a pooling-of-interests. Net income and basic earnings per share for the Corporation and Hawkeye prior to restatement were as follows:

---------------------------------------------------------------
                                     YEAR ENDED
                                 DECEMBER 31, 1995
                                 (Thousands except
                                  per share data)
Corporation prior to restatement
  Net income                          $216,835
  Basic earnings per share                2.67
Hawkeye
  Net income                            15,841
  Basic earnings per share                1.18

---------------------------------------------------------------

Other Pending Bank Acquisitions:

  On February 2, 1998, the Corporation completed its acquisition of Horizon Bancorp, Inc. ("Horizon"), a $537 million-asset bank holding company in Arkadelphia, Arkansas. On March 2, 1998, Mercantile completed a merger with HomeCorp, Inc. ("HomeCorp"), a $335 million-asset thrift holding company based in Rockford, Illinois. In the third quarter of 1998, Mercantile consummated two acquisitions. Financial Services Corporation of the Midwest ("FSCM") is the holding company for THE Rock Island Bank, N.A., and First Financial Bancorporation ("First Financial") owns First National Bank Iowa, which operates in the Iowa City/Cedar Rapids corridor. The Horizon, HomeCorp, FSCM and First Financial acquisitions met the requirements for treatment as poolings-of-interests; however, due to the respective and cumulative immateriality of their financial condition and results of operations to that of Mercantile, the historical financial statements of the Corporation were not restated for these transactions.

  The Corporation recorded one-time charges related to the Horizon, HomeCorp, FSCM and First Financial acquisitions in the third quarter of 1998. These charges included accruals to substantially conform the accounting and credit policies of the acquirees as well as to account for one-time expenses associated with the transactions. The pre-tax charge recorded in the third quarter of 1998 totaled $37,000,000.

NOTE D

CASH FLOWS

  The Corporation paid interest on deposits, short-term borrowings, bank notes and long-term debt of $1,033,434,000, $834,516,000 and $771,511,000 in 1997,
1996 and 1995, respectively. The Corporation paid Federal income taxes of $159,797,000, $162,068,000 and $149,112,000 in 1997, 1996 and 1995,
respectively.

  The following details cash and cash equivalents from acquisitions accounted for as purchases, net of cash paid:

------------------------------------------------------------------------------------------
                                                          YEAR ENDED DECEMBER 31
                                                       1997         1996        1995
                                                                (Thousands)
Fair value of assets purchased                      $(8,065,744) $(1,260,315) $(977,766)
Fair value of liabilities assumed                     7,044,026    1,090,663    874,053
Issuance of common stock                                676,433      136,124     95,490
                                                    -----------  -----------  ---------
Net Cash Paid for Acquisitions                         (345,285)     (33,528)    (8,223)
Cash and cash equivalents acquired                      113,748       90,680     54,158
                                                    -----------  -----------  ---------
Cash and Cash Equivalents from Acquisitions, Net
 of Cash Paid (Received)                            $  (231,537) $    57,152  $  45,935
                                                    ===========  ===========  =========

------------------------------------------------------------------------------------------

NOTE E

CASH AND DUE FROM BANKS RESTRICTIONS

  The Corporation's subsidiary banks are required to maintain average reserve balances that place withdrawal and/or usage restrictions on cash and due from banks balances. The average amount of these restricted balances for the year ended December 31, 1997 was $186,388,000.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

NOTE F

INVESTMENTS IN DEBT AND EQUITY SECURITIES

Available-for-Sale:

  The amortized cost, estimated fair values, and unrealized gains and losses of available-for-sale securities were as follows:

------------------------------------------------------------------------------------------------------------
                                                                                                   ESTIMATED
                                                               AMORTIZED  UNREALIZED  UNREALIZED     FAIR
                                                                 COST       GAINS       LOSSES       VALUE
                                                              ----------  ----------  ----------   ---------
                                                                                (Thousands)
  DECEMBER 31, 1997
  U.S. Government                                             $4,998,860    $33,373    $ 7,697   $5,024,536
  State and political subdivisions:
    Tax-exempt                                                   359,834      8,214        243      367,805
    Taxable                                                       61,817        279         82       62,014
                                                              ----------    -------    -------   ----------
      Total State and Political Subdivisions                     421,651      8,493        325      429,819
  Other                                                        2,602,646     12,070     10,005    2,604,711
                                                              ----------    -------    -------   ----------
      Total                                                   $8,023,157    $53,936    $18,027   $8,059,066
                                                              ==========    =======    =======   ==========
  DECEMBER 31, 1996
  U.S. Government                                             $4,042,304    $21,839    $17,432   $4,046,711
  State and political subdivisions:
    Tax-exempt                                                   403,803      8,555        936      411,422
    Taxable                                                      112,158        490        469      112,179
                                                              ----------    -------    -------   ----------
      Total State and Political Subdivisions                     515,961      9,045      1,405      523,601
  Other                                                          172,740        460      1,835      171,365
                                                              ----------    -------    -------   ----------
      Total                                                   $4,731,005    $31,344    $20,672   $4,741,677
                                                              ==========    =======    =======   ==========
  DECEMBER 31, 1995
  U.S. Government                                             $4,447,343    $50,293    $19,190   $4,478,446
  State and political subdivisions:
    Tax-exempt                                                   426,720     12,191      1,089      437,822
    Taxable                                                      134,400      1,034        714      134,720
                                                              ----------    -------    -------   ----------
      Total State and Political Subdivisions                     561,120     13,225      1,803      572,542
  Other                                                          174,077        234      1,639      172,672
                                                              ----------    -------    -------   ----------
      Total                                                   $5,182,540    $63,752    $22,632   $5,223,660
                                                              ==========    =======    =======   ==========
------------------------------------------------------------------------------------------------------------


Held-to-Maturity:

  The amortized cost, estimated fair values, and unrealized gains and losses of held-to-maturity securities were as follows:

------------------------------------------------------------------------------------------------------------------
                                                                                                         ESTIMATED
                                                                AMORTIZED    UNREALIZED    UNREALIZED      FAIR
                                                                  COST          GAINS        LOSSES        VALUE
                                                               ----------    ----------    ----------    ---------
                                                                                  (Thousands)
  DECEMBER 31, 1997
  U.S. Government                                               $247,705      $ 6,625        $3,938      $250,392
  State and political subdivisions:
    Tax-exempt                                                    80,330        3,825             8        84,147
    Taxable                                                        3,822          132            --         3,954
                                                                --------      -------        ------      --------
      Total State and Political Subdivisions                      84,152        3,957             8        88,101
  Other                                                            3,422          158           119         3,461
                                                                --------      -------        ------      --------
      Total                                                     $335,279      $10,740        $4,065      $341,954
                                                                ========      =======        ======      ========
  DECEMBER 31, 1996
  U.S. Government                                               $558,911      $ 9,784        $7,750      $560,945
  State and political subdivisions:
    Tax-exempt                                                    88,287        3,294           525        91,056
    Taxable                                                        4,304           66             3         4,367
                                                                --------      -------        ------      --------
      Total State and Political Subdivisions                      92,591        3,360           528        95,423
  Other                                                            5,219          220           175         5,264
                                                                --------      -------        ------      --------
      Total                                                     $656,721      $13,364        $8,453      $661,632
                                                                ========      =======        ======      ========
  DECEMBER 31, 1995
  U.S. Government                                               $243,672      $ 1,967        $  690      $244,949
  State and political subdivisions:
    Tax-exempt                                                    82,589        3,779           274        86,094
    Taxable                                                        8,194          208             1         8,401
                                                                --------      -------        ------      --------
      Total State and Political Subdivisions                      90,783        3,987           275        94,495
  Other                                                              686            1             1           686
                                                                --------      -------        ------      --------
      Total                                                     $335,141      $ 5,955        $  966      $340,130
                                                                ========      =======        ======      ========
-----------------------------------------------------------------------------------------------------------------

  In conjunction with the acquisition of Roosevelt, the Corporation acquired privately issued adjustable-rate mortgage-backed securities that have incurred an impairment in value which is considered other than temporary. The loan pools backing these securities have been affected by high delinquency and foreclosure rates, and higher than anticipated losses on foreclosed property sales. The net book value of these mortgage-backed securities was $84,706,000 as of December 31, 1997.

  In December 1995, the Corporation reclassified approximately $3.1 billion in held-to-maturity securities to the available-for-sale category. The unrealized gain on the securities transferred was approximately $31 million. The Financial Accounting Standards Board issued a Special Report titled, "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities, Questions and Answers," which stated that reclassifications made no later than December 31, 1995 from the held-to-maturity category will not call into question the intent to hold other securities to maturity in the future.

  During the third quarter of 1996, the Corporation transferred securities from the available-for-sale classification to the held-to-maturity classification. The securities transferred had an amortized cost basis of $370,014,000 and an estimated fair value of $373,557,000 on the transfer date. The unrealized gain on the date of the transfer remained in shareholders' equity and is being amortized over the remaining life of the transferred securities. The unamortized balance as of December 31, 1997 was $1,883,000.

  Securities with a carrying value of $3,918,545,000 at December 31, 1997, $3,348,145,000 at December 31, 1996 and $2,835,433,000 at December 31, 1995
were pledged to secure public and trust deposits, securities sold under agreements to repurchase and for other purposes required by law.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

  The following table presents proceeds from sales of securities and the components of net securities gains. The only transfer of securities from the held-to-maturity category to available-for-sale during 1995, 1996 and 1997 was the December 1995 reclassification discussed above. Held-to-maturity securities gains and losses resulted from portfolio restructurings in connection with subsidiary bank acquisitions or calls by the security issuer prior to maturity.

------------------------------------------------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31
                                                               1997      1996      1995
                                                                      (Thousands)
Proceeds from sales of available-
 for-sale securities
                                                              $802,007  $506,636  $386,969
                                                              ========  ========  ========
Securities gains on:
  Available-for-sale securities                               $      9  $     18  $    121
  Held-to-maturity securities                                    8,225     4,295     5,504
                                                              --------  --------  --------
    Total Securities Gains                                       8,234     4,313     5,625
Securities losses on:
  Available-for-sale securities                                     --        --         1
  Held-to-maturity securities                                      585     4,021       990
                                                              --------  --------  --------
    Total Securities Losses                                        585     4,021       991
                                                              --------  --------  --------
    Net Securities Gains Before Income Taxes                     7,649       292     4,634
Applicable income taxes                                         (2,677)     (102)   (1,622)
                                                              --------  --------  --------
    Net Securities Gains                                      $  4,972  $    190  $  3,012
                                                              ========  ========  ========
------------------------------------------------------------------------------------------



NOTE G

LOANS AND LEASES

  Loans and leases consisted of the following:


---------------------------------------------------------------------------------------------------
                                                                           DECEMBER 31
                                                                  1997         1996         1995
                                                                           (Thousands)
Commercial                                                    $ 4,990,505  $ 4,591,604  $ 4,148,279
Real estate--commercial                                         3,569,922    3,255,590    3,175,018
Real estate--construction                                         734,722      643,345      564,185
Real estate--residential mortgage                               8,702,879    4,787,012    4,239,629
Real estate--home equity credit loans                             588,228      439,806      416,921
Consumer                                                        2,492,150    2,306,184    2,177,998
Credit card                                                       283,549      913,713      862,255
                                                              -----------  -----------  -----------
  Total Loans and Leases                                      $21,361,955  $16,937,254  $15,584,285
                                                              ===========  ===========  ===========

---------------------------------------------------------------------------------------------------

  Changes in the reserve for possible loan losses were as follows:

--------------------------------------------------------------------------------------------
                                                                  YEAR ENDED DECEMBER 31
                                                                1997       1996       1995
                                                                        (Thousands)
Beginning balance                                             $ 257,718  $ 261,339  $274,636
Provision                                                        86,355     78,766    44,952
Charge-offs                                                    (109,259)  (114,127)  (79,544)
Recoveries                                                       28,189     21,934    19,459
                                                              ---------  ---------  --------
  Net Charge-offs                                               (81,070)   (92,193)  (60,085)
Acquired reserves                                                21,162      9,806    13,836
Transfer to Mercantile Credit Card Master Trust                      --         --   (12,000)
                                                              ---------  ---------  --------
  Ending Balance                                              $ 284,165  $ 257,718  $261,339
                                                              =========  =========  ========
--------------------------------------------------------------------------------------------

  Non-performing loans consisted of the following:


---------------------------------------------------------------------------------------------
                                                                        DECEMBER 31
                                                                 1997       1996       1995
                                                                        (Thousands)
Non-accrual                                                    $113,134    $81,037   $105,188
Renegotiated                                                      4,335      5,413      3,549
                                                               --------    -------   --------
  Non-performing Loans                                         $117,469    $86,450   $108,737
                                                               ========    =======   ========
---------------------------------------------------------------------------------------------

  Effective January 1, 1995, the Corporation adopted FAS 114, "Accounting by Creditors for Impairment of a Loan," as amended by FAS 118, which requires an impaired loan to be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate. By the Corporation's definition, all non-accrual and renegotiated commercial-related loans are considered impaired. The following table presents information on impaired loans:

---------------------------------------------------------------------------------------------
                                                                       AS OF OR FOR THE
                                                                    YEAR ENDED DECEMBER 31
                                                                  1997       1996       1995
                                                                         (Thousands)
Ending impaired loans                                           $65,188    $53,294    $81,877
Related reserve for possible loan losses                         13,890     11,284     19,265
Average impaired loans                                           66,785     59,532     86,290
Interest income recognized on impaired loans                        374        748        610
---------------------------------------------------------------------------------------------

  Certain directors and executive officers of the Corporation were loan customers of the Corporation's banks during 1997, 1996 and 1995. Such loans were made in the ordinary course of business at normal terms, including interest rate and collateralization, and did not represent more than a normal risk. Loans to those persons, their immediate families and companies in which they were principal owners were $15,218,000, $26,570,000 and $26,198,000, at
December 31, 1997, 1996 and 1995, respectively. During 1997, $34,273,000 of new loans were made to these persons, and repayments totaled $45,625,000.

NOTE H

BANK PREMISES AND EQUIPMENT

  Bank premises and equipment were as follows:

----------------------------------------------------------------------------------------------
                                                                        DECEMBER 31
                                                                 1997       1996       1995
                                                                        (Thousands)
Land                                                          $   82,154  $  70,021  $  67,428
Bank premises                                                    460,408    392,250    361,594
Leasehold improvements                                            45,343     50,519     46,766
Furniture and equipment                                          462,179    366,444    327,135
                                                              ----------  ---------  ---------
  Total Cost                                                   1,050,084    879,234    802,923
Accumulated depreciation                                        (518,434)  (450,262)  (412,760)
                                                              ----------  ---------  ---------
  Net Carrying Value                                          $  531,650  $ 428,972  $ 390,163
                                                              ==========  =========  =========
----------------------------------------------------------------------------------------------


  At December 31, 1997, the Corporation had certain long-term leases, none of which were considered to be capital leases, which were principally related to the use of land, buildings and equipment. The following table summarizes the future minimum rental commitments for noncancelable operating leases which had initial or remaining noncancelable lease terms in excess of one year:

---------------------------------------------
                                     MINIMUM
                                     RENTAL
PERIOD                             (Thousands)
1998                                  $15,396
1999                                   13,552
2000                                   10,984
2001                                    8,461
2002                                    6,572
2003 and later                         26,538
                                      -------
      Total                           $81,503
                                      =======
---------------------------------------------


  Net rental expense for all operating leases was $19,706,000 in 1997, $15,232,000 in 1996 and $15,117,000 in 1995.

NOTE I

DEPOSITS

  Deposits consisted of the following:

---------------------------------------------------------------------------------------------------
                                                                           DECEMBER 31
                                                                 1997         1996         1995
                                                                           (Thousands)
Non-interest bearing                                          $ 3,956,138  $ 3,389,776  $ 2,925,272
Interest bearing demand                                         3,086,259    2,800,964    2,769,944
Money market accounts                                           3,811,081    3,152,825    2,712,227
Savings                                                         1,559,441    1,323,775    1,353,335
Consumer time certificates under $100,000                       9,850,437    7,136,532    6,468,366
Other time                                                        191,199      233,997      656,532
                                                              -----------  -----------  -----------
  Total Core Deposits                                          22,454,555   18,037,869   16,885,676
Time certificates $100,000 and over                             1,769,461    1,495,089    1,368,809
Foreign                                                           585,439      251,887      209,170
                                                              -----------  -----------  -----------
  Total Purchased Deposits                                      2,354,900    1,746,976    1,577,979
                                                              -----------  -----------  -----------
  Total Deposits                                              $24,809,455  $19,784,845  $18,463,655
                                                              ===========  ===========  ===========
---------------------------------------------------------------------------------------------------

  The scheduled maturities of Mercantile's consumer time certificates under $100,000, time certificates $100,000 and over and other time deposits were as follows:

--------------------------------------------------
                                      SCHEDULED
                                   MATURITY AMOUNT
PERIOD                              (Thousands)
1998                                $ 7,876,241
1999                                  2,383,257
2000                                    850,543
2001                                    306,084
2002                                    264,536
2003 and later                          130,436
                                    -----------
Total                               $11,811,097
                                    ===========
--------------------------------------------------


NOTE J

SHORT-TERM BORROWINGS

  Short-term borrowings were as follows:

------------------------------------------------------------------------------------------------
                                                                          DECEMBER 31
                                                                 1997        1996        1995
                                                                         (Thousands)
Federal funds purchased and
 repurchase agreements                                        $2,127,443  $1,861,994  $1,790,937
Short-term Federal Home Loan
 Bank ("FHLB") advances                                        1,412,701     123,094     119,815
Treasury tax and loan notes                                      104,535     118,886     118,642
Commercial paper                                                   1,510      19,405      16,950
Other short-term borrowings                                       32,351       9,295       7,565
                                                              ----------  ----------  ----------
  Total Short-term Borrowings                                 $3,678,540  $2,132,674  $2,053,909
                                                              ==========  ==========  ==========
------------------------------------------------------------------------------------------------

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

  The average balance of total short-term borrowings was $2,929,826,000, $1,671,352,000 and $1,829,383,000 during 1997, 1996 and 1995, respectively. The average rate on total short-term borrowings was 5.43% in 1997, 5.37% in 1996 and 5.57% in 1995.

  The maximum balances at month-end are listed below:

------------------------------------------------------------------------------------------------
                                                                    YEAR ENDED DECEMBER 31
                                                                 1997        1996        1995
                                                                         (Thousands)
Federal funds purchased and repurchase agreements             $2,579,789  $1,886,127  $2,022,777
Short-term FHLB advances                                       1,412,701     130,239     127,489
Treasury tax and loan notes                                      260,822     439,181     562,296
Commercial paper                                                  24,800      21,660      31,157
Other short-term borrowings                                      102,833      45,142      12,699
------------------------------------------------------------------------------------------------

  The Corporation had unused lines of credit arrangements with unaffiliated banks for support of commercial paper and for other uses totaling $100,000,000 at December 31, 1997.

NOTE K

LONG-TERM DEBT AND BANK NOTES

Long-term Debt:

  Long-term debt consisted of the following:

--------------------------------------------------------------------------------------------
                                                                        DECEMBER 31
                                                                 1997       1996      1995
                                                                        (Thousands)
MERCANTILE BANCORPORATION INC. (PARENT COMPANY ONLY)
7.300% subordinated notes, due 2007                           $  200,000  $     --  $     --
6.800% senior notes, due 2001                                    150,000        --        --
7.050% senior notes, due 2004                                    150,000        --        --
7.625% subordinated notes, due 2002                              150,000   150,000   150,000
7.000% convertible subordinated notes, due 1999                    1,153        --        --
                                                              ----------  --------  --------
  Total                                                          651,153   150,000   150,000
SECOND-TIER HOLDING COMPANIES                                         --     2,036    18,490
BANKS AND OTHER SUBSIDIARIES
FHLB advances                                                    578,484    37,085    63,379
6.375% subordinated notes, due 2004                               75,000    75,000    75,000
9.000% mortgage-backed notes, due 1999                            53,450    53,450    53,450
Other                                                             10,084    10,104    10,290
                                                              ----------  --------  --------
  Total                                                          717,018   175,639   202,119
                                                              ----------  --------  --------
  Total Long-term Debt                                        $1,368,171  $327,675  $370,609
                                                              ==========  ========  ========
--------------------------------------------------------------------------------------------

  In June 1997, the Corporation issued $200,000,000 of subordinated notes with a 10-year maturity and a coupon rate of 7.300%, $150,000,000 of senior notes with a four-year maturity and a coupon rate of 6.800%, and $150,000,000 of senior notes with a seven-year maturity and a coupon rate of 7.050%. The subordinated and senior debt was primarily issued to assist in the financing of the Roosevelt acquisition. For regulatory purposes the subordinated notes qualify as Tier II capital.

  In June 1987, Mark Twain issued 7.000% convertible subordinated capital notes which are due in 1999. These convertible notes were transferred to Mercantile Bancorporation Inc. (Parent Company Only) during 1997. The balance of the convertible notes was $2,036,000 at December 31, 1996 and $6,911,000 at December 31, 1995. The notes are convertible into common stock at a conversion price equivalent to $11.127 per Mercantile share.

  Included in other long-term debt was a $10,000,000 term note to Fidelity Credit Corporation, a subsidiary of CBT. This term note was paid off and refinanced with loans from Mercantile subsidiary banks in the third quarter of 1998.

  FHLB advances at December 31, 1997 consisted of various debt instruments with rates varying from 5.200% to 6.850%. This debt was collateralized by certain loans and securities.

  During 1996, Roosevelt defeased mortgage-backed bonds totaling $19,700,000 by delivering treasury securities to the bond trustee for the periodic payment of interest and the ultimate payment of the bonds to the bondholders on the maturity date of April 15, 2018. Mercantile exercised the bonds' call provision during the second quarter of 1998.

  A summary of annual principal reductions of long-term debt is presented below:

--------------------------------------------------------------------------------------------------
PERIOD                                                          FHLB ADVANCES   OTHER      TOTAL
                                                                             (Thousands)
1998                                                              $100,000    $     45  $  100,045
1999                                                               256,211      54,622     310,833
2000                                                                95,610      10,020     105,630
2001                                                                   652     150,000     150,652
2002                                                               114,152     150,000     264,152
2003 and later                                                      11,859     425,000     436,859
                                                                  --------    --------  ----------
  Total                                                           $578,484    $789,687  $1,368,171
                                                                  ========    ========  ==========
--------------------------------------------------------------------------------------------------

Bank Notes:

  Beginning in 1994, certain subsidiary banks could offer unsecured bank notes. Note maturities can range from 30 days to 15 years from the date of issue and may be issued with fixed or floating interest rates. Each bank note issued will be an obligation solely of that issuing bank and will not be an obligation of, or otherwise guaranteed by, the other issuing banks or the Corporation. The bank notes are being offered and sold only to institutional investors, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The bank note program was restructured in 1998.

  Bank notes are presented below with December 31, 1997 coupon rates:

-------------------------------------------------------------------------------------------
                                                                        DECEMBER 31
                                                                1997      1996       1995
                                                                      (Thousands)
MERCANTILE BANK N.A.
6.056% floating-rate bank notes, due 1998                     $150,000  $150,000   $150,000
6.000% floating-rate bank notes, due 1996                           --        --    100,000
5.900% floating-rate bank notes, due 1999                       25,000    25,000         --
                                                              --------  --------   --------
  Total Bank Notes                                            $175,000  $175,000   $250,000
                                                              ========  ========   ========
-------------------------------------------------------------------------------------------


NOTE L

COMPANY-OBLIGATED MANDATORILY REDEEMABLE PREFERRED SECURITIES OF MERCANTILE CAPITAL TRUST I

  In January 1997, the Corporation formed Mercantile Capital Trust I. Through this trust, the Corporation obtained $150,000,000 of floating-rate debt maturing in 2027 that, for regulatory purposes, is part of Tier I capital. Mercantile Capital Trust I is a subsidiary of which the Corporation owns all the outstanding common securities; its sole assets are the $150,000,000 in mandatorily redeemable preferred securities, and considered together, the back-up undertakings constitute a full and unconditional guarantee by Mercantile Bancorporation Inc. of the trust's obligations under the preferred securities.

NOTE M

INCOME TAXES

  The Corporation's results include income tax expense as follows:

-----------------------------------------------------------------------------------------------
                                                               CURRENT     DEFERRED     TOTAL
                                                                          (Thousands)
YEAR ENDED DECEMBER 31, 1997
  U.S. FEDERAL                                                 $141,435    $ (9,593)   $131,842
  STATE AND LOCAL                                                10,936        (402)     10,534
                                                               --------    --------    --------
    TOTAL                                                      $152,371    $ (9,995)   $142,376
                                                               ========    ========    ========
YEAR ENDED DECEMBER 31, 1996
  U.S. Federal                                                 $155,218    $(22,306)   $132,912
  State and local                                                16,667      (1,012)     15,655
                                                               --------    --------    --------
    Total                                                      $171,885    $(23,318)   $148,567
                                                               ========    ========    ========
YEAR ENDED DECEMBER 31, 1995
  U.S. Federal                                                 $162,848    $(10,638)   $152,210
  State and local                                                19,835      (3,299)     16,536
                                                               --------    --------    --------
    Total                                                      $182,683    $(13,937)   $168,746
                                                               ========    ========    ========
-----------------------------------------------------------------------------------------------

  The tax effects of temporary differences that gave rise to the deferred tax assets and deferred tax liabilities are presented below:

---------------------------------------------------------------------------------------------
                                                                        DECEMBER 31
                                                                1997       1996       1995
                                                                        (Thousands)
Deferred tax assets
  Reserve for possible loan losses                             $ 91,027   $ 82,964   $ 88,042
  Foreclosed property                                               839      1,448        720
  Deferred compensation                                           5,290      5,869      5,451
  Expenses not currently allowable for
   tax purposes                                                  20,977     23,386     13,625
  State tax liabilities                                              --      1,595      2,554
  Retirement expenses in excess of
   tax deduction                                                 15,403     11,209      8,930
  Other                                                          13,775      7,780      4,326
                                                               --------   --------   --------
    Total Gross Deferred Tax Assets                             147,311    134,251    123,648
Deferred tax liabilities
  Leasing                                                       (26,938)   (29,956)   (39,828)
  Pension settlement gain                                        (6,079)    (6,079)    (6,079)
  Intangible assets                                                  --     (5,637)    (6,466)
  Depreciation                                                   (6,000)    (6,698)    (7,010)
  Investments in debt and equity securities--FAS 115            (13,583)    (3,413)   (14,450)
  FHLB stock dividends                                           (9,672)        --         --
  Other                                                         (10,330)   (12,132)   (13,834)
                                                               --------   --------   --------
    Total Gross Deferred Tax Liabilities                        (72,602)   (63,915)   (87,667)
                                                               --------   --------   --------
    Net Deferred Tax Assets                                    $ 74,709   $ 70,336   $ 35,981
                                                               ========   ========   ========
---------------------------------------------------------------------------------------------

  Income tax expense as reported differs from the amounts computed by applying the statutory U.S. Federal income tax rate to pretax income as follows:

---------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31
                                                                 1997       1996       1995
                                                                        (Thousands)
Computed "expected" tax expense                                $136,219   $151,557   $170,415
  Increase (reduction) in income taxes resulting from:
    Tax-exempt income                                           (10,839)   (11,833)   (12,917)
    State and local income taxes, net of federal income tax
     benefit                                                      6,847     10,176     10,754
    Amortization of goodwill                                     12,216        403        403
    Other, net                                                   (2,067)    (1,736)        91
                                                               --------   --------   --------
      Total Tax Expense                                        $142,376   $148,567   $168,746
                                                               ========   ========   ========
---------------------------------------------------------------------------------------------

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

NOTE N

RETIREMENT PLANS

Pension Plans:

  The Corporation maintains both qualified and nonqualified noncontributory pension plans that cover all employees meeting certain age and service requirements.

  The qualified plan provides pension benefits based on the employee's length of service and the five highest consecutive years of compensation. The Corporation's funding policy is to contribute annually at least the minimum amount required by government funding standards but not more than is tax deductible. No contribution was required during 1997, 1996 or 1995.

  Roosevelt was a member of the Financial Institutions Retirement Fund ("Fund"). This trust provides retirement and death benefits to multiple employers. All contributions to the Fund are commingled, and all assets of the Fund are invested on a pooled basis, without allocation to the individual employers. Therefore, Roosevelt's pension plan assets and actuarial liabilities are not included in the qualified plan tables listed below. The contribution policy of Roosevelt was to fund the pension cost accrued in each year. The contribution by Roosevelt for the last half of 1997 was $159,000.

  The net periodic pension expense related to the qualified plan included in the Supplemental Consolidated Statement of Income is summarized as follows:



-------------------------------------------------------------------------------------------------
                                                                  YEAR ENDED DECEMBER 31
                                                                1997      1996       1995
                                                                        (Thousands)
Service cost--benefits earned during the
 period
                                                              $ 11,359  $ 10,816  $  7,584
Interest cost on projected benefit obligation                   14,191    12,735    11,218
Actual (return) loss on plan assets                            (34,441)  (17,481)  (31,133)
Net amortization and deferral                                   16,475     1,673    16,925
                                                              --------  --------  --------
  Net Periodic Pension Expense                                $  7,584  $  7,743  $  4,594
                                                              ========  ========  ========

------------------------------------------------------------------------------------------------



  The table below sets forth the funded status and amounts recognized in the Supplemental Consolidated Balance Sheet for the qualified plan:



------------------------------------------------------------------------------------------------
                                                                  YEAR ENDED DECEMBER 31
                                                                1997      1996       1995
                                                                        (Thousands)
Actuarial present value of vested benefit obligation          $158,411  $136,317  $121,520
                                                              ========  ========  ========
  Accumulated benefit obligation                              $174,739  $149,422  $133,423
                                                              ========  ========  ========
  Projected benefit obligation                                $210,027  $183,757  $166,949
Plan assets at fair value                                      218,155   188,853   170,446
                                                              --------  --------  --------
Projected benefit obligation in excess of
 plan assets                                                    (8,128)   (5,096)   (3,497)
Unrecognized net gain (loss)                                    (3,266)   (9,038)  (15,118)
Unrecognized prior service cost                                  5,434       722       851
Unrecognized transition asset                                    1,054     1,885     2,715
                                                              --------  --------  --------
  Accrued (Prepaid) Pension Expense                           $ (4,906) $(11,527) $(15,049)
                                                              ========  ========  ========

------------------------------------------------------------------------------------------------



  Assumptions used were as follows:



------------------------------------------------------------------------------------------------
                                                                 1997        1996        1995
Discount rate in determining benefit obligations                 7.25%       7.50%       7.50%
Rate of increase in compensation levels                          5.00        5.00        5.00
Expected long-term rate on assets                                9.50        9.50        9.50
------------------------------------------------------------------------------------------------

  At December 31, 1997, approximately 65% of the plan's assets was invested in listed common stocks, 34% was invested in government and corporate bonds rated A or better, and the remaining 1% was invested in short-term cash equivalents. A nominal amount of common stock of the Corporation was held by the plan.

  The nonqualified plans provide pension benefits that would have been provided under the qualified plan in the absence of limits placed on qualified plan benefits by the Internal Revenue Service. The Corporation's funding policy is to fund benefits as they are paid. Contributions under the nonqualified plans were not material for the years ended December 31, 1997, 1996 and 1995. The expense related to these plans was $2,715,000 in 1997, $2,517,000 in 1996 and $2,228,000 in 1995.

Other Postretirement Benefits:

  In addition to the pension plans described above, the Corporation provides other postretirement benefits, largely medical benefits and life insurance, to its retirees.

  FAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," requires the recording of the unrecognized transition obligation for postretirement benefits other than pensions. That liability is being amortized over a 20-year period. The net periodic postretirement benefit expense included in the Supplemental Consolidated Statement of Income is summarized as follows:



---------------------------------------------------------------------------------------------
                                                               YEAR ENDED DECEMBER 31
                                                                1997   1996    1995
                                                                    (Thousands)
Service cost--benefits earned during the period               $  793  $  820  $  610
Interest cost on accumulated postretirement benefit
 obligation ("APBO")                                           2,790   2,748   2,716
Net amortization and deferral                                  1,608   1,713   1,475
                                                              ------  ------  ------
  Net Periodic Postretirement Benefit Cost                    $5,191  $5,281  $4,801
                                                              ======  ======  ======

---------------------------------------------------------------------------------------------

  The table below sets forth the funded status and the amount recognized in the Supplemental Consolidated Balance Sheet regarding other postretirement benefits:



-----------------------------------------------------------------------------------------------
                                                                       DECEMBER 31
                                                                1997      1996      1995
                                                                       (Thousands)
APBO
  Retirees                                                    $ 27,348  $ 26,736  $ 27,041
  Active employees fully eligible for benefits                   1,297     1,446     1,301
  Other active employees                                        10,969    10,028     7,862
                                                              --------  --------  --------
    Total                                                       39,614    38,210    36,204
Assets at fair value                                                --        --        --
                                                              --------  --------  --------
APBO in excess of assets                                        39,614    38,210    36,204
Unrecognized net gain (loss)                                    (2,298)   (1,988)   (1,241)
Unrecognized prior service cost                                   (132)     (140)     (147)
Unrecognized transition obligation                             (23,727)  (25,308)  (26,889)
                                                              --------  --------  --------
Accrued Postretirement Benefit Obligation                     $ 13,457  $ 10,774  $  7,927
                                                              ========  ========  ========

-----------------------------------------------------------------------------------------------



  Assumptions used were as follows:



------------------------------------------------------------------------------------------------
                                                                 1997        1996       1995
Discount rate in determining benefit obligations                 7.25%       7.50%       7.50%
Health care cost trend
  First year                                                     8.50        9.50       10.50
  Ultimate (2001 and after)                                      5.50        5.50        5.50

------------------------------------------------------------------------------------------------



  An increase in the health care cost trend of 1 percent would increase the aggregate of service and interest cost components of net periodic postretirement benefit costs by $100,000 in 1997, $112,000 in 1996 and $120,000 in 1995. The APBO would increase by $1,407,000 as of December 31, 1997, $1,542,000 as of December 31, 1996 and $1,448,000 as of December 31, 1995.

NOTE O

SHAREHOLDERS' EQUITY

Common Stock:

  At Mercantile's Annual Meeting on April 24, 1997, the Corporation's shareholders approved an amendment to its Restated Articles of Incorporation that reduced the par value of the Corporation's common stock from $5.00 per share to $.01 per share. The authorized common stock of the Corporation consisted of 200,000,000 shares, of which 148,712,307, 134,174,597 and
134,845,809 shares were outstanding at December 31, 1997, 1996 and 1995, respectively.
  The Corporation's Shareholder Investment Plan ("Plan") allows new shareholders a means to make an initial investment in Mercantile common stock or for shareholders of record to purchase additional shares. Under the Plan, participants have the option of reinvesting dividends.

Preferred Stock:

  The authorized preferred stock of the Corporation consists of 5,000,000 shares, no par value, of which 14,806 shares were issued and outstanding at December 31, 1995. As of December 31, 1995, there were two series of non-voting preferred stock issued. Series B-1 consisted of 5,306 shares that had non-cumulative dividends as declared by Mercantile's Board of Directors. Series B-2 represented 9,500 shares with a cumulative annual dividend of $85 per share. The Series B-1 and B-2 preferred shares were redeemed by the Corporation in March 1996. At December 31, 1997, 2,000,000 shares were reserved for issuance pursuant to the Preferred Share Purchase Rights Plan.

Preferred Share Purchase Rights Plan:

  One Preferred Share Purchase Right ("Right") was attached to each share of common stock and trades automatically with such shares. The Rights, which could have been redeemed by the Board of Directors in certain circumstances, expired by their terms on June 3, 1998, and had no voting rights. Mercantile adopted a new Shareholder Rights Plan on June 4, 1998 which has preferred share purchase rights that are substantially similar to those that expired on June 3, 1998.

  Under the Preferred Share Purchase Rights Plan that expired on June 3, 1998, the Rights would have become exercisable and traded separately from the common stock 10 days after a person or a group became the beneficial owner or announced an intention to commence a tender offer for 20% or more of the Corporation's outstanding common stock. When exercisable, each Right entitled the registered holder to purchase from the Corporation 1/100 of a share of Series A Junior Participating Preferred Stock for $100 per 1/100 of a preferred share.

  In the event a person acquired beneficial ownership of 20% or more of the Corporation's common stock, holders of Rights (other than the acquiring person or group) could have purchased, at the Rights' then current exercise price, common stock of the Corporation having a value at that time equal to twice the exercise price. In the event the Corporation merged into or otherwise transferred 50% or more of its assets or earnings power to any person after the Rights became exercisable, holders of Rights may have purchased, at the then current exercise price, common stock of the acquiring entity having a value at that time equal to twice the exercise price.

Stock Options:

  The Corporation had stock options outstanding under various plans at December 31, 1997, including plans assumed in acquisitions. The original Mercantile plans provide for the granting to employees of the Corporation and its subsidiaries of options to purchase shares of common stock of the Corporation over periods of up to 10 years at a price not less than the market value of the shares at the date the options are granted. The plans provide for the granting of options that either qualify

             MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

or do not qualify as Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986, as amended. During 1997, the Corporation increased the number of shares available for issuance under stock incentive plans by 5,625,000 shares. As of December 31, 1997, there were 6,334,409 options available for grant. The per share price range for options exercisable was $3.61 to $45.21 as of December 31, 1997.

  The following table summarizes stock options outstanding as of December 31, 1997:



---------------------------------------------------------------------------------------------
                                OPTIONS OUTSTANDING
              --------------------------------------------------------
  RANGE OF                   WEIGHTED AVERAGE
  EXERCISE                       REMAINING         WEIGHTED AVERAGE
   PRICE      OUTSTANDING    CONTRACTUAL LIFE       EXERCISE PRICE
------------  ------------  -------------------  ---------------------
$ 3.61-21.57    2,437,352        3.08 yrs.              $14.07
 21.58-26.74    2,359,633        5.62                    22.99
 26.75-34.25    1,044,413        6.75                    30.94
 34.26-34.92    1,287,486        9.05                    34.92
 34.93-58.31      309,949        7.20                    38.69
                ---------
  3.61-58.31    7,438,833        5.60                    23.90
                =========

---------------------------------------------------------------------------------------------



  Changes in options outstanding were as follows:



---------------------------------------------------------------------------------------------
                                                                           WEIGHTED
                                                                            AVERAGE
                                                                           EXERCISE
                                                                SHARES       PRICE
                                                              ----------  -----------
BALANCE AT DECEMBER 31, 1994                                   6,060,565      $14.89
  Granted                                                      1,275,306       23.85
  Exercised                                                   (1,039,531)       9.18
  Canceled                                                      (148,834)      21.02
  Assumed                                                        147,537       10.53
                                                              ----------
BALANCE AT DECEMBER 31, 1995                                   6,295,043       17.36
  Granted                                                      1,066,576       28.90
  Exercised                                                     (826,963)      10.74
  Canceled                                                      (156,318)      24.79
  Assumed                                                         76,488       15.27
                                                              ----------
BALANCE AT DECEMBER 31, 1996                                   6,454,826       19.91
  GRANTED                                                      1,889,201       34.72
  EXERCISED                                                   (1,407,609)      17.20
  CANCELED                                                      (108,121)      27.19
  ASSUMED                                                        610,536       17.72
                                                              ----------
BALANCE AT DECEMBER 31, 1997                                   7,438,833       23.90
                                                              ==========

---------------------------------------------------------------------------------------------



  The numbers of shares exercisable under stock options as of December 31, 1997, 1996 and 1995 were 4,936,522, 3,436,204 and 3,229,199, respectively, with a weighted average exercise price of $19.47, $15.71 and $13.11, respectively.

  The fair value of the option grants, excluding options from Mark Twain for prior years, was estimated on the date of grant using an option-pricing model based upon the following assumptions:


----------------------------------------------------------------------------------------------
                                                                1997       1996       1995
Dividend yield                                                     2.85%      3.30%      3.30%
Expected volatility                                               29.80      31.70      31.70
Average risk-free interest rate                                    6.13       5.15       7.28
Expected option life from vesting date                        1.40 YRS.  1.26 yrs.  1.26 yrs.
Weighted per share average fair value of stock options
 granted                                                          $8.26      $7.15      $6.32

----------------------------------------------------------------------------------------------



  The fair value of Mark Twain's stock options for prior years was estimated on the date of grant using an option-pricing model based upon the following assumptions: dividend yield of 3.28%; expected volatility of 17%; average risk-free interest rate of 6%; and expected option life of 4.5 years from the vesting date. The weighted average fair value of stock options granted in 1995 and 1996 was $3.43 and $4.89, respectively.

  The Corporation applies Accounting Principles Board Opinion 25 in accounting for its stock option plans. The compensation cost that has been charged against income for stock-based compensation plans was $5,984,000, $4,081,000 and $3,628,000 for 1997, 1996 and 1995, respectively. Had the Corporation adopted FAS 123's optional accounting method, the Corporation's net income and earnings per share would have been reduced to the pro forma amounts noted below:


---------------------------------------------------------------------------------------------
                                                               AS REPORTED    PRO FORMA
                                                          (Thousands except per share data)
YEAR ENDED DECEMBER 31, 1997
NET INCOME                                                       $246,822      $240,132
BASIC EARNINGS PER SHARE                                             1.76          1.72
DILUTED EARNINGS PER SHARE                                           1.73          1.68
YEAR ENDED DECEMBER 31, 1996
Net income                                                       $284,453      $280,514
Basic earnings per share                                             2.12          2.09
Diluted earnings per share                                           2.09          2.06
YEAR ENDED DECEMBER 31, 1995
Net income                                                       $318,155      $315,626
Basic earnings per share                                             2.37          2.35
Diluted earnings per share                                           2.33          2.31

---------------------------------------------------------------------------------------------



  The effect of applying FAS 123 as presented above is not representative of the effects on pro forma net income for future years.

Debt and Dividend Restrictions:

  Consolidated retained earnings at December 31, 1997 were not restricted under any agreement as to payment of dividends or reacquisition of common stock.

  The primary source of funds for dividends paid by the Corporation to its shareholders is dividends received from bank subsidiaries. At December 31, 1997, approximately $230,019,000 of the equity of bank subsidiaries was available for distribution as dividends to the Parent Company without prior regulatory approval or without reducing the capital of the respective subsidiary banks below present minimum standards. An additional $263,899,000 would be available for loans to the Parent Company under Federal Reserve regulations. The remaining equity of bank subsidiaries approximating $2,090,925,000 was restricted as to transfers to the Parent Company.

NOTE P

REGULATORY MATTERS

  The Corporation and its subsidiary banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Corporation's Supplemental Consolidated Financial Statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Mercantile and its subsidiary banks must meet specific capital guidelines that involve quantitative measures of the Corporation and its subsidiary banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Mercantile and subsidiary banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

  Quantitative measures established by regulations to ensure capital adequacy require the Corporation and its subsidiary banks to maintain minimum amounts and ratios, as set forth in the table below, of Tier I and total capital to risk-weighted assets, and of Tier I capital to average assets, the leverage ratio. Management believes, as of December 31, 1997, the Corporation and its subsidiary banks met all their capital adequacy requirements.

  As of November 30, 1997, the date of the most recent notification from regulatory agencies, the subsidiary banks were categorized as well capitalized under the regulatory framework. There are no conditions or events since that notification that management believes have changed the subsidiary banks' category.

  The actual and required capital amounts and ratios as of December 31, 1997 and 1996 for the Corporation and Mercantile Bank N.A. are listed in the following table:



----------------------------------------------------------------------------------------------------------------------------
                                              DECEMBER 31, 1997                              DECEMBER 31, 1996
                                ---------------------------------------------  ---------------------------------------------
                                                          MINIMUM CAPITAL                                MINIMUM CAPITAL
                                       ACTUAL               REQUIREMENTS              ACTUAL               REQUIREMENTS
                                ---------------------  ----------------------  ---------------------  ----------------------
                                  AMOUNT      RATIO      AMOUNT      RATIO       AMOUNT      RATIO      AMOUNT      RATIO
                                ----------  ---------  ----------  ----------  ----------  ---------  ----------  ----------
                                                                      ($ in Thousands)
    Tier I Capital (to
     risk-weighted assets)
      Corporation               $2,104,078     9.40%   $  894,913    4.00%     $2,049,795    11.50%   $  713,258    4.00%
      Mercantile Bank N.A.       1,210,872    10.86       446,178    4.00         499,602     9.51       210,225    4.00
    Total Capital (to
     risk-weighted assets)
      Corporation               $2,778,794    12.42     1,789,826    8.00      $2,500,154    14.02     1,426,516    8.00%
      Mercantile Bank N.A.       1,406,983    12.61       892,356    8.00         620,308    11.80       420,450    8.00
    Leverage (to average
     assets)
      Corporation               $2,104,078     6.52     1,291,055    4.00      $2,049,795     8.52       962,265    4.00%
      Mercantile Bank N.A.       1,210,872     7.33       660,542    4.00         499,602     6.97       286,873    4.00

----------------------------------------------------------------------------------------------------------------------------


NOTE Q

CONCENTRATIONS OF CREDIT

  The Corporation's primary market area is the state of Missouri and the lower Midwest. At December 31, 1997, approximately 81% of the total loan portfolio, and 88% of the commercial and commercial real estate loan portfolio, were to borrowers within this region. The diversity of the region's economic base tends to provide a stable lending environment.

  Real estate constituted the only other area of significant concentration of credit risk. Real estate-related financial instruments (loans, commitments and standby letters of credit) composed 53% of all such instruments of the Corporation. However, of this total, approximately 68% was consumer-related in the form of residential real estate mortgages and home equity lines of credit.

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

  The Corporation is, in general, a secured lender. At December 31, 1997, approximately 94% of the loan portfolio was secured. Collateral is required in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction.

NOTE R

FINANCIAL INSTRUMENTS

Fair Values:

  Fair values for financial instruments are management's estimates of the values at which the instruments could be exchanged in a transaction between willing parties. These estimates are subjective and may vary significantly from amounts that would be realized in actual transactions. In addition, certain financial instruments and all non-financial instruments are excluded from the fair value disclosure requirements of FAS 107, "Disclosures about Fair Value of Financial Instruments." Therefore, the fair values presented below should not be construed as the underlying value of the Corporation.

  The following methods and assumptions were used in estimating fair values for financial instruments.

  Cash and Due from Banks, Short-term Investments and Short-term Borrowings:
The carrying values reported in the Supplemental Consolidated Balance Sheet approximated fair values.

  Investments in Debt and Equity Securities: Fair values for held-to-maturity securities were based upon quoted market prices where available. Fair values for trading and available-for-sale securities, which also were the amounts reported in the Supplemental Consolidated Balance Sheet, were based on quoted market prices where available. If quoted market prices were not available, fair values were based upon quoted market prices of comparable instruments.

  Loans and Leases: The fair values for most fixed-rate loans were estimated by utilizing discounted cash flow analysis, applying interest rates currently being offered for similar loans to borrowers with similar risk profiles. The discount rates used, therefore, include a credit risk premium. The fair values of variable-rate loans and all residential mortgages were estimated by utilizing the same type of discounted cash flows, but over a range of interest rate scenarios, in order to incorporate the value of the options imbedded in these assets. Loans with similar characteristics were aggregated for purposes of these calculations.

  Deposits: The fair values disclosed for deposits generally payable on demand (i.e., interest bearing and non-interest bearing demand, savings and money market accounts) were considered equal to their respective carrying amounts as reported in the Supplemental Consolidated Balance Sheet. Fair values for certificates of deposit and foreign deposits were estimated using a discounted cash flow calculation that applied interest rates generally offered on similar certificates to a schedule of aggregated expected monthly maturities of time deposits. The fair value estimate of the deposit portfolio has not been adjusted for any value derived from the retention of those deposits for an expected future period of time. That component, commonly referred to as core deposit premium, was estimated to be approximately $340,000,000 to $720,000,000 at December 31, 1997 and was neither considered in the fair value amounts below nor recorded as an intangible asset on the Supplemental Consolidated Balance Sheet.

  Bank Notes and Long-term Debt: The fair value of publicly traded debt was based upon quoted market prices, where available, or upon quoted market prices of comparable instruments. The fair values of bank notes and long-term debt were estimated using discounted cash flow analysis, based on the Corporation's current incremental borrowing rates for similar types of borrowing arrangements.

  Off-Balance-Sheet Instruments: Fair values of foreign exchange contracts, interest rate contracts and when-issued securities were determined from quoted market prices. Fair values of commitments to extend credit, standby letters of credit and commercial letters of credit were based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standings.

  The estimated fair values of the Corporation's financial instruments were as follows:



-----------------------------------------------------------------------------------------------------------------------------
                                                                                   DECEMBER 31
                                                             1997                     1996                     1995
                                                    -----------------------  -----------------------  -----------------------
                                                     CARRYING       FAIR      CARRYING       FAIR      CARRYING       FAIR
                                                       VALUE       VALUE        VALUE       VALUE        VALUE       VALUE
                                                                                   (Thousands)
FINANCIAL ASSETS
  Cash and due from banks and short-term
   investments                                      $ 1,886,280 $ 1,886,280  $ 1,856,314 $ 1,856,314  $ 1,730,608 $ 1,730,608
  Trading securities                                     70,536      70,536       31,361      31,361       67,283      67,283
  Held-to-maturity securities                           335,279     341,954      656,721     661,632      335,141     340,130
  Available-for-sale securities                       8,059,066   8,059,066    4,741,677   4,741,677    5,223,660   5,223,660
  Net loans and leases                               21,077,790  21,525,593   16,679,536  17,129,917   15,322,946  15,860,339

FINANCIAL LIABILITIES
  Deposits                                           24,809,455  25,112,466   19,784,845  19,999,832   18,463,655  18,722,448
  Short-term borrowings                               3,678,540   3,678,540    2,132,674   2,132,674    2,053,909   2,053,909
  Bank notes and long-term debt                       1,693,171   1,709,813      502,675     506,954      620,609     639,823

OFF-BALANCE-SHEET
  Foreign exchange contracts purchased                               (5,880)                    (428)                   2,389
  Foreign exchange contracts sold                                     4,367                       39                   (2,022)
  Interest rate contracts                                            17,244                     (143)                   2,009
  When-issued securities purchased                                   (2,578)                      --                       --
  When-issued securities sold                                         2,509                       --                       --
  Commitments to extend credit                                      (37,790)                 (17,779)                 (12,729)
  Standby letters of credit                                          (3,862)                  (2,879)                  (2,955)
  Commercial letters of credit                                       (1,998)                  (5,406)                  (4,480)
-----------------------------------------------------------------------------------------------------------------------------



Off-Balance-Sheet Risk:

  The Corporation is, in the normal course of business, a party to certain off-balance-sheet financial instruments. These instruments, which include commitments to extend credit, standby letters of credit, interest rate options written, interest rate swaps and foreign exchange contracts, are used by the Corporation to meet the financing needs of its customers and to reduce its own exposure to interest rate fluctuations. They involve varying degrees of credit, interest rate and liquidity risk, but do not represent unusual risks for the Corporation. Management does not anticipate any significant losses as a result of these transactions.

  The notional or contract amounts of financial instruments with off-balance-sheet credit risk were as follows:


------------------------------------------------------------------------------------------------
                                                                         DECEMBER 31
                                                                 1997        1996        1995
                                                                         (Thousands)
Commitments to extend credit
  Commercial                                                  $4,175,423  $3,325,464  $2,593,784
  Consumer                                                     2,270,781   6,176,412   5,658,722
                                                              ----------  ----------  ----------
    Total                                                     $6,446,204  $9,501,876  $8,252,506
                                                              ==========  ==========  ==========
Standby letters of credit                                     $  442,245  $  462,082  $  426,575
                                                              ==========  ==========  ==========
Interest rate contracts                                       $1,021,563  $  391,000  $  192,000
                                                              ==========  ==========  ==========
When-issued securities:
  Commitments to purchase                                     $  178,475          --          --
  Commitments to sell                                            230,981          --          --

------------------------------------------------------------------------------------------------



  The Corporation's maximum exposure to credit loss under commitments to extend credit and standby letters of credit is the equivalent of the contractual amount of those instruments. The same credit policies are used by the Corporation in granting commitments and conditional obligations as are used in the extension of credit.

  Commitments to extend credit are legally binding agreements to lend to a borrower as long as the borrower performs in accordance with the terms of the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. As

                MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (CONT'D)

many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Included in consumer commitments are the unused portions of lines of credit for credit card and home equity credit line loans.

  Standby letters of credit are commitments issued by the Corporation to guarantee specific performance of a customer to a third party.

  Collateral is required for both commitments and standby letters of credit in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction. Collateral held varies but may include commercial real estate, accounts receivable, inventory or equipment.

  Included in interest rate contracts are interest rate swaps and floors.

Derivative Financial Instruments:

Held or Issued for Trading Purposes:

  In the normal course of business, the Corporation maintains minimal trading positions in a variety of derivative financial instruments. Most of the Corporation's trading activities are customer oriented, with trading positions established to meet the financing and foreign exchange transaction needs of customers. This activity complements the Corporation's traditional money and capital markets trading business, which also exists to meet customers' demands.

  Net revenue recognized on interest rate contracts and foreign exchange contracts totaled $4,615,000, $3,916,000 and $3,084,000 in 1997, 1996 and 1995,
respectively. The notional amounts of interest rate options written, foreign exchange contracts purchased and foreign exchange contracts sold were as follows:



------------------------------------------------------------------------------------------------
                                                                        DECEMBER 31
                                                                1997       1996       1995
                                                                        (Thousands)
Interest rate options written                                  $ 13,533   $ 16,456   $ 25,225
Foreign exchange contracts purchased                            328,127    243,800    219,526
Foreign exchange contracts sold                                 291,995    193,179    172,073

------------------------------------------------------------------------------------------------



  These transactions are generally entered into on behalf of customers and are simultaneously hedged by the Corporation. As a consequence, these matched transactions do not represent exposure to market risk. The Corporation manages the potential credit exposure through established credit approvals, risk control limits and other monitoring procedures. Credit risk to the Corporation could result from non-performance by a counterparty to a contract; however, currently that credit risk is minimal.

Held or Issued for Purposes Other Than Trading:

  The Corporation uses off-balance-sheet derivative financial instruments such as interest rate swaps and floors to manage interest rate risk. The Corporation's exposure to interest rate risk stems from the mismatch between the sensitivity to movements in interest rates of the Corporation's assets and liabilities. The use of derivatives to manage interest rate risk is primarily for interest sensitivity adjustments. Interest rate swaps are generally used to lengthen the interest rate sensitivity of short-term assets and to shorten the repricing characteristics of longer term liabilities. Gains or losses are used to adjust the basis of the related asset or liability, and interest differentials are adjustments of the related interest income or expense.

  Of the commitments to extend credit discussed in the preceding paragraphs, $554,396,000, $346,850,000 and $197,186,000 were entered into with fixed rates for commercial loan customers at December 31, 1997, 1996 and 1995, respectively. Fixed-rate commitments for consumer (residential mortgage) loan customers totaled $231,204,000 at December 31, 1997, $77,727,000 at December 31, 1996 and $64,583,000 at December 31, 1995. Fixed-rate commitments to extend credit are defined as fixed-rate commercial loan commitments with remaining maturities greater than one year, fixed-rate residential mortgage loan commitments, and adjustable-rate residential mortgage loan commitments for loans with adjustment periods greater than one year.

  Fixed-rate mortgage loans held for resale are partially hedged with contracts for forward delivery in the secondary mortgage market. This hedging activity is designed to protect the Corporation from changes in interest rates. Gains and losses from the hedging transactions on mortgage loans held for resale are deferred and included in the cost of the loans for determining the gain or loss when the loans are sold. Forward delivery contracts outstanding totaled $85,585,000 as of December 31, 1997, $62,823,000 as of December 31, 1996 and
$68,000,000 as of December 31, 1995.

NOTE S

CONTINGENT LIABILITIES

  In the ordinary course of business, there are various legal proceedings pending against the Corporation and its subsidiaries. Management, after consultation with legal counsel, is of the opinion that the ultimate resolution of these proceedings will have no material adverse effect on the consolidated financial condition or results of operations of the Corporation.

NOTE T

PARENT COMPANY FINANCIAL INFORMATION

  Following are the condensed financial statements of Mercantile Bancorporation Inc. (Parent Company Only) for the periods indicated.

  For the Statement of Cash Flows (Parent Company Only), cash and short-term investments were considered cash equivalents. Interest paid on commercial paper and long-term debt was $35,494,000, $12,420,000 and $12,828,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

STATEMENT OF INCOME



---------------------------------------------------------------------------------------------
                                                                 YEAR ENDED DECEMBER 31
                                                                1997      1996      1995
                                                                        (Thousands)
INCOME
  Dividends from subsidiaries                                 $324,884  $444,136  $215,580
  Other interest and dividends                                  11,386     4,359     4,355
  Management fees                                               21,404    16,987    13,637
  Other                                                          6,602     5,159    11,702
                                                              --------  --------  --------
    Total Income                                               364,276   470,641   245,274
EXPENSE
  Interest on commercial paper                                     951       987     1,249
  Interest on long-term debt and mandatorily redeemable
   preferred securities                                         38,243    11,681    11,697
  Personnel expense                                             32,889    18,503    16,869
  Intangible asset amortization                                 30,615     6,046     4,284
  Other operating expenses                                     115,534    40,326     8,126
                                                              --------  --------  --------
    Total Expense                                              218,232    77,543    42,225
                                                              --------  --------  --------
INCOME BEFORE INCOME TAX BENEFIT AND EQUITY IN UNDISTRIBUTED
 INCOME OF SUBSIDIARIES                                        146,044   393,098   203,049
Income tax benefit                                              48,458    16,514     2,926
                                                              --------  --------  --------
INCOME BEFORE EQUITY IN UNDISTRIBUTED INCOME OF SUBSIDIARIES   194,502   409,612   205,975
Equity in undistributed income of subsidiaries                  52,320  (125,159)  112,180
                                                              --------  --------  --------
  NET INCOME                                                  $246,822  $284,453  $318,155
                                                              ========  ========  ========
---------------------------------------------------------------------------------------------



BALANCE SHEET

------------------------------------------------------------------------------------------------
                                                                         DECEMBER 31
                                                                 1997        1996        1995
                                                                         (Thousands)
ASSETS
  Cash                                                        $       15  $       33  $       21
  Short-term investments                                         224,230     128,480      40,358
  Available-for-sale securities                                   28,578      30,167      22,669
  Investment in subsidiaries                                   2,685,587   2,194,274   2,250,784
  Intangible assets                                              723,785     126,239      67,480
  Loans and advances to subsidiaries                               1,510      19,405      16,950
  Other assets                                                    36,929       9,316      12,203
                                                              ----------  ----------  ----------
    Total Assets                                              $3,700,634  $2,507,914  $2,410,465
                                                              ==========  ==========  ==========
LIABILITIES
  Commercial paper                                            $    1,510  $   19,405  $   16,950
  Long-term debt                                                 651,153     150,000     150,000
  Company-obligated mandatorily redeemable preferred
   securities                                                    150,000          --          --
  Other liabilities                                              135,669      75,266      32,670
                                                              ----------  ----------  ----------
    Total Liabilities                                            938,332     244,671     199,620
SHAREHOLDERS' EQUITY                                           2,762,302   2,263,243   2,210,845
                                                              ----------  ----------  ----------
    Total Liabilities and Shareholders' Equity                $3,700,634  $2,507,914  $2,410,465
                                                              ==========  ==========  ==========

------------------------------------------------------------------------------------------------

STATEMENT OF CASH FLOWS



---------------------------------------------------------------------------------------------
                                                                  YEAR ENDED DECEMBER 31
                                                                1997       1996       1995
                                                                        (Thousands)
OPERATING ACTIVITIES
  Net income                                                  $ 246,822  $ 284,453  $ 318,155
  Adjustments to reconcile net income to net cash provided
   by operating activities
    Net income of subsidiaries                                 (377,204)  (318,977)  (327,760)
    Dividends from subsidiaries                                 312,072    421,299    211,485
    Other, net                                                   79,097     33,386        363
                                                              ---------  ---------  ---------
    Net Cash Provided by Operating Activities                   260,787    420,161    202,243
INVESTING ACTIVITIES
  Investments in debt and equity securities
    Purchases                                                    (4,554)    (8,339)    (9,914)
    Proceeds from maturities                                      4,100         --      4,501
  Contributions of capital to subsidiaries                           --         --    (70,352)
  Acquisitions                                                 (386,850)   (33,082)    (6,700)
  Other, net                                                      8,846     (2,943)    (3,601)
                                                              ---------  ---------  ---------
    Net Cash Used by Investing Activities                      (378,458)   (44,364)   (86,066)
FINANCING ACTIVITIES
  Cash dividends paid                                          (132,535)  (101,907)   (69,562)
  Net issuance of common stock for employee incentive plans      11,762       (327)     6,839
  Purchase of treasury stock                                   (299,063)  (175,036)   (85,474)
  Redemption of preferred stock                                      --    (12,684)        --
  Issuance of long-term debt                                    501,859         --         --
  Issuance of mandatorily redeemable preferred securities       150,000         --         --
  Principal payments on long-term debt                               --         --       (156)
  Net change in commercial paper                                (17,895)     2,455     (9,850)
  Other, net                                                       (725)      (164)        --
                                                              ---------  ---------  ---------
    Net Cash Provided (Used) by Financing Activities            213,403   (287,663)  (158,203)
                                                              ---------  ---------  ---------
Increase (Decrease) in Cash and Cash Equivalents                 95,732     88,134    (42,026)
Cash and Cash Equivalents at Beginning
 of Year                                                        128,513     40,379     82,405
                                                              ---------  ---------  ---------
Cash and Cash Equivalents at End of Year                      $ 224,245  $ 128,513  $  40,379
                                                              =========  =========  =========
---------------------------------------------------------------------------------------------

                         INDEPENDENT AUDITORS' REPORT

        KPMG Peat Marwick LLP [logo]

             10 South Broadway
             Suite 900
             St. Louis, MO 63102-1761


          Shareholders and Board of Directors
          Mercantile Bancorporation Inc.:

          We have audited the accompanying supplemental consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1997, 1996, and 1995, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          The supplemental consolidated financial statements give retroactive effect to the mergers of Firstbank of Illinois Co. and CBT Corporation on July 1, 1998, which have been accounted for as poolings of interests as described in the notes to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Mercantile Bancorporation Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

          In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1997, 1996, and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.

                                            /s/ KPMG Peat Marwick LLP

          October 7, 1998

               MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
       SUPPLEMENTAL INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


Note A to Supplemental Interim Unaudited Consolidated Financial Statements -- Basis of Presentation

     Effective July 1, 1998, Mercantile Bancorporation Inc. ("Corporation") acquired Firstbank of Illinois Co. ("Firstbank") and CBT Corporation ("CBT"), in transactions accounted for as poolings-of-interests. These Supplemental Interim Unaudited Consolidated Financial Statements restate the Corporation's historical interim consolidated financial statements to reflect the Firstbank and CBT transactions for the following dates:

     - As of or for the three months and six months ended June 30, 1998 and 1997

     - As of or for the three months ended March 31, 1998 and 1997

     The Supplemental Unaudited Interim Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(THOUSANDS EXCEPT PER SHARE DATA)
                                                                   THREE MONTHS ENDED
                                                                       MARCH 31
                                                                  1998            1997
                                                                  ----            ----

        INTEREST INCOME
          Interest and fees on loans and leases                 $442,332        $365,300
          Investments in debt and equity securities
            Trading                                                2,065           1,165
            Taxable                                              135,941          76,716
            Tax-exempt                                             6,111           6,685
                                                                --------        --------
              Total Investments in Debt and Equity
                Securities                                       144,117          84,566
          Due from banks--interest bearing                         3,093           1,400
          Federal funds sold and repurchase agreements             3,638           3,367
                                                                --------        --------
              Total Interest Income                              593,180         454,633

        INTEREST EXPENSE
          Interest bearing deposits                              229,803         172,591
          Foreign deposits                                         7,617           4,717
          Short-term borrowings                                   52,329          25,037
          Bank notes                                               2,323           2,540
          Long-term debt and mandatorily redeemable
            preferred securities                                  28,387           7,707
                                                                --------        --------
              Total Interest Expense                             320,459         212,592
                                                                --------        --------

              NET INTEREST INCOME                                272,721         242,041
        PROVISION FOR POSSIBLE LOAN LOSSES                         8,537          20,090
                                                                --------        --------

              NET INTEREST INCOME AFTER PROVISION
                FOR POSSIBLE LOAN LOSSES                         264,184         221,951

        OTHER INCOME
          Trust                                                   28,128          24,716
          Service charges                                         28,244          25,178
          Investment banking and brokerage                        11,066           8,721
          Mortgage banking                                         5,943           3,515
          Gain on sale of mortgage servicing rights               23,155              --
          Credit card fees                                         3,525           5,563
          Securitization revenue                                   4,523           7,292
          Securities gains                                         4,453           1,046
          Miscellaneous                                           27,914          20,327
                                                                --------        --------
              Total Other Income                                 136,951          96,358

        OTHER EXPENSE
          Salaries                                               102,631          88,077
          Employee benefits                                       22,547          21,896
          Net occupancy                                           16,184          14,324
          Equipment                                               20,858          15,409
          Intangible asset amortization                           14,596           4,810
          Miscellaneous                                           43,722          42,210
                                                                --------        --------
              Total Other Expense                                220,538         186,726
                                                                --------        --------
              INCOME BEFORE INCOME TAXES                         180,597         131,583
        INCOME TAXES                                              65,738          46,270
                                                                --------        --------
              NET INCOME                                        $114,859        $ 85,313
                                                                ========        ========

        PER SHARE DATA

          Basic earnings per share                                  $.76            $.64
          Diluted earnings per share                                 .75             .63
          Dividends declared                                         .31            .287


MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED BALANCE SHEET (UNAUDITED)
(THOUSANDS)
                                                                                       MARCH 31         MARCH 31
                                                                                         1998             1997
                                                                                        -------          -------
ASSETS
    Cash and due from banks                                                           $ 1,316,663      $ 1,043,305
    Due from banks--interest bearing                                                      280,676          123,209
    Federal funds sold and repurchase agreements                                          336,417          261,622
    Investments in debt and equity securities
      Trading                                                                             125,680           65,997
      Available-for-sale (Amortized cost of $8,784,082 and
        $4,952,756, respectively)                                                       8,829,585        4,942,895
      Held-to-maturity (Estimated fair value of $314,356 and
        $621,950, respectively)                                                           307,234          619,386
                                                                                      -----------      -----------
          Total Investments in Debt and Equity Securities                               9,262,499        5,628,278
    Loans held-for-sale                                                                   249,407           70,547
    Loans and leases, net of unearned income                                           21,513,860       17,108,201
                                                                                      -----------      -----------
          Total Loans and Leases                                                       21,763,267       17,178,748
    Reserve for possible loan losses                                                     (293,565)        (259,142)
                                                                                      -----------      -----------
          Net Loans and Leases                                                         21,469,702       16,919,606
    Bank premises and equipment                                                           542,774          435,059
    Intangible assets                                                                     823,955          219,028
    Other assets                                                                        1,116,631          468,366
                                                                                      -----------      -----------
          Total Assets                                                                $35,149,317      $25,098,473
                                                                                      ===========      ===========

LIABILITIES
    Deposits
      Non-interest bearing                                                            $ 3,834,599      $ 3,227,581
      Interest bearing                                                                 20,935,126       16,319,535
      Foreign                                                                             463,426          277,560
                                                                                      -----------      -----------
          Total Deposits                                                               25,233,151       19,824,676
    Federal funds purchased and repurchase agreements                                   2,142,440        1,777,950
    Other short-term borrowings                                                         1,656,666          277,411
    Bank notes                                                                             25,000          175,000
    Long-term Federal Home Loan Bank advances                                           1,447,362           31,800
    Other long-term debt                                                                  789,588          290,546
    Company-obligated mandatorily redeemable preferred
      securities of Mercantile Capital Trust I                                            150,000          150,000
    Other liabilities                                                                     861,944          368,158
                                                                                      -----------      -----------
          Total Liabilities                                                            32,306,151       22,895,541

Commitments and contingent liabilities                                                         --               --

                                                                MARCH 31    MARCH 31
                                                                  1998        1997
                                                                --------    --------

SHAREHOLDERS' EQUITY
    Preferred stock--no par value
      Shares authorized                                           5,000       5,000
      Shares issued and outstanding                                  --          --            --               --
    Common stock--$.01 par value at March 31, 1998
      and $5.00 at March 31, 1997
      Shares authorized                                         200,000     200,000
      Shares issued                                             153,326     137,037         1,535          685,183
    Capital surplus                                                                     1,065,295           15,107
    Retained earnings                                                                   1,840,855        1,688,324
    Accumulated other comprehensive income                                                 32,740           (4,431)
    Treasury stock, at cost                                       1,845       5,066       (97,259)        (181,251)
                                                                                      -----------      -----------
          Total Shareholders' Equity                                                    2,843,166        2,202,932
                                                                                      -----------      -----------
          Total Liabilities and Shareholders'
            Equity                                                                    $35,149,317      $25,098,473
                                                                                      ===========      ===========

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (UNAUDITED)
($ IN THOUSANDS)
                                                COMMON STOCK
                                           ----------------------                                              TOTAL
                                           OUTSTANDING                CAPITAL       RETAINED     TREASURY   SHAREHOLDERS'
                                             SHARES       DOLLARS     SURPLUS     EARNINGS<F*>     STOCK      EQUITY
                                           -----------    -------     -------     ------------   --------   ------------
BALANCE AT DECEMBER 31, 1996               134,174,597   $ 683,832   $  16,091     $1,647,521   $ (84,201)   $2,263,243
Net income                                                                            128,067                   128,067
Common dividends declared:
  Mercantile Bancorporation Inc.
    --$.574 per share                                                                 (57,738)                  (57,738)
  Pooled companies prior to acquisition                                               (20,415)                  (20,415)
Issuance of common stock in acquisition
  of Regional Bancshares, Inc.                 900,625                    (474)           361      28,813        28,700
Change in par value of common stock
 from $5.00 per share to $.01 per share                   (676,575)    676,575                                       --
Issuance of common stock for:
  Employee incentive plans                     369,993         388       2,157                      3,387         5,932
  Convertible notes                             73,408          22         794                                      816
Other comprehensive income                                                             (1,219)                   (1,219)
Purchase of treasury stock                  (6,724,699)                                          (259,050)     (259,050)
Reissuance and retirement of treasury
  stock                                                     (7,396)    (42,950)                    50,346            --
Pre-merger transactions of pooled
  companies and other                          440,485       1,089       6,671            275         570         8,605
                                           -----------   ---------  ----------     ----------   ---------    ----------
BALANCE AT JUNE 30, 1997                   129,234,409   $   1,360  $  658,864     $1,696,852   $(260,135)   $2,096,941
                                           ===========   =========  ==========     ==========   =========    ==========

BALANCE AT DECEMBER 31, 1997               148,712,307   $   1,489  $1,016,844     $1,749,974   $  (6,005)   $2,762,302
Net income                                                                            222,006                   222,006
Common dividends declared:
  Mercantile Bancorporation Inc.
    --$.62 per share                                                                  (83,094)                  (83,094)
  Pooled companies prior to acquisition                                               (10,464)                  (10,464)
Issuance of common stock in
  acquisition of:
  HomeCorp, Inc.                               854,760           9       6,727         13,792                    20,528
  Horizon Bancorp, Inc.                      2,549,970          25      10,755         35,615         357        46,752
Issuance of common stock for:
  Employee incentive plans                   1,281,512          10      35,808                      5,746        41,564
  Convertible notes                             13,380           1         148                                      149
Other comprehensive income                                                              4,738                     4,738
Purchase of treasury stock                  (1,778,125)                                           (98,452)      (98,452)
Pre-merger transactions of pooled
  companies                                    274,551           3       4,112                                    4,115
                                           -----------   ---------  ----------     ----------   ---------    ----------
BALANCE AT JUNE 30, 1998                   151,908,355   $   1,537  $1,074,394     $1,932,567   $ (98,354)   $2,910,144
                                           ===========   =========  ==========     ==========   =========    ==========

<F*>Includes accumulated other comprehensive income.


MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(THOUSANDS)

                                                                                               THREE MONTHS ENDED
                                                                                                    MARCH 31
                                                                                               1998           1997
                                                                                           -----------     ----------
        OPERATING ACTIVITIES
          Net income                                                                       $   114,859     $   85,313
          Adjustments to reconcile net income to net cash provided by operating activities
            Provision for possible loan losses                                                   8,537         20,090
            Depreciation and amortization                                                       18,287         13,743
            Provision for deferred income taxes (credits)                                       (2,305)           719
            Net change in loans held-for-sale                                                 (146,378)         4,830
            Net change in trading securities                                                    13,575        (34,383)
            Net change in accrued interest receivable                                           14,722          4,523
            Net change in accrued interest payable                                               8,449          1,961
            Other, net                                                                         (41,856)        15,089
                                                                                           -----------     ----------
              Net Cash Provided by Operating Activities                                        (12,110)       111,885

        INVESTING ACTIVITIES
          Investments in debt and equity securities, other than trading securities
            Purchases                                                                       (2,474,948)      (887,648)
            Proceeds from maturities                                                         1,332,649        640,207
            Proceeds from sales of available-for-sale securities                               606,143        177,770
          Net change in loans and leases                                                       243,072       (240,487)
          Purchases of loans and leases                                                       (127,651)       (33,686)
          Proceeds from sale of mortgage servicing rights                                       26,330             --
          Proceeds from sales of loans and leases                                              205,855         39,991
          Purchases of premises and equipment                                                  (20,392)       (16,750)
          Proceeds from sales of premises and equipment                                          3,830          1,527
          Proceeds from sales of foreclosed property                                             9,975          7,484
          Cash and cash equivalents from acquisitions, net of cash paid                         34,448        (13,832)
          Sale of banking offices, net of cash paid                                             (3,524)            --
          Other, net                                                                             5,588         (4,574)
                                                                                           -----------     ----------
              Net Cash Used by Investing Activities                                           (158,625)      (329,998)

        FINANCING ACTIVITIES
          Net change in non-interest bearing, savings, interest bearing
            demand and money market deposit accounts                                           (92,349)       (85,790)
          Net change in time certificates of deposit under $100,000                           (308,440)       (74,167)
          Net change in time certificates of deposit $100,000 and over                          95,093         65,185
          Net change in other time deposits                                                     14,787        (27,024)
          Net change in foreign deposits                                                      (122,013)        25,673
          Net change in short-term borrowings                                                   62,724        (86,768)
          Issuance of bank notes                                                                    --             --
          Principal payments on bank notes                                                    (150,000)            --
          Issuance of long-term FHLB advances and other long-term debt                         851,500             --
          Issuance of company-obligated mandatorily redeemable
            preferred securities                                                                    --        150,000
          Principal payments on long-term debt                                                  (5,275)        (5,282)
          Cash dividends paid                                                                  (44,580)       (35,281)
          Proceeds from issuance of common stock from employee
            incentive plans                                                                     10,568          1,019
          Purchase of treasury stock                                                           (93,804)      (140,804)
          Other, net                                                                                --          3,174
                                                                                           -----------     ----------
              Net Cash Provided by Financing Activities                                        218,211       (210,065)
                                                                                           -----------     ----------
        INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        47,476       (428,178)
        CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                     1,886,280      1,856,314
                                                                                           -----------     ----------
        CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         $ 1,933,756     $1,428,136
                                                                                           ===========     ==========

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
(Thousands)
                                                                   THREE MONTHS ENDED
                                                                        MARCH 31
                                                                  1998            1997
                                                                  ----            ----

        NET INCOME                                              $114,859        $ 85,313

        Other comprehensive income, before tax

          Holding gains (losses) on available-for-sale
            securities                                            14,208         (20,474)

          Less: Reclassification adjustment for securities
            gains included in net income above                    (4,453)         (1,046)
                                                                --------        --------
          Other Comprehensive Income, Before Tax                   9,755         (21,520)

        Income Taxes Related to Other Comprehensive Income         3,414          (7,532)
                                                                --------        --------
          OTHER COMPREHENSIVE INCOME, NET OF TAX                   6,341         (13,988)
                                                                --------        --------
            COMPREHENSIVE INCOME                                $121,200        $ 71,325
                                                                ========        ========



MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(THOUSANDS EXCEPT PER SHARE DATA)
                                                                   THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                         JUNE 30                         JUNE 30
                                                                  1998            1997             1998             1997
                                                                  ----            ----             ----             ----

        INTEREST INCOME
          Interest and fees on loans and leases                 $445,880        $376,819        $  888,212       $742,119
          Investments in debt and equity securities
            Trading                                                2,846           1,637             4,911          2,802
            Taxable                                              141,066          78,538           277,007        155,254
            Tax-exempt                                             5,944           6,460            12,055         13,145
                                                                --------        --------        ----------       --------
              Total Investments in Debt and Equity
                Securities                                       149,856          86,635           293,973        171,201
          Due from banks--interest bearing                         3,483           1,969             6,576          3,369
          Federal funds sold and repurchase agreements             4,868           4,134             8,506          7,501
                                                                --------        --------        ----------       --------
              Total Interest Income                              604,087         469,557         1,197,267        924,190

        INTEREST EXPENSE
          Interest bearing deposits                              231,026         173,344           460,829        345,935
          Foreign deposits                                         6,241           6,722            13,858         11,439
          Short-term borrowings                                   47,924          30,190           100,253         55,227
          Bank notes                                                 368           2,633             2,691          5,173
          Long-term debt and mandatorily redeemable
            preferred securities                                  43,226           9,901            71,613         17,608
                                                                --------        --------        ----------       --------
              Total Interest Expense                             328,785         222,790           649,244        435,382
                                                                --------        --------        ----------       --------

              NET INTEREST INCOME                                275,302         246,767           548,023        488,808
        PROVISION FOR POSSIBLE LOAN LOSSES<F*>                     7,344          29,429            15,881         49,519
                                                                --------        --------        ----------       --------

              NET INTEREST INCOME AFTER PROVISION
                FOR POSSIBLE LOAN LOSSES                         267,958         217,338           532,142        439,289

        OTHER INCOME
          Trust                                                   28,816          25,931            56,944         50,647
          Service charges                                         29,073          24,993            57,317         50,171
          Investment banking and brokerage                         9,826           8,463            20,892         17,184
          Mortgage banking                                         8,959           3,357            14,902          6,812
          Gain on sale of mortgage servicing rights                   --              --            23,155             --
          Credit card fees                                         2,558           5,528             6,083         11,091
          Securitization revenue                                   4,520           4,725             9,043         12,017
          Securities gains                                         2,834           2,071             7,287          3,117
          Miscellaneous                                           28,165          21,353            56,079         41,680
                                                                --------        --------        ----------       --------
              Total Other Income                                 114,751          96,421           251,702        192,779

        OTHER EXPENSE
          Salaries                                               103,747          90,808           206,378        178,885
          Employee benefits                                       18,032          19,899            40,579         41,795
          Net occupancy                                           16,015          14,031            32,199         28,355
          Equipment                                               21,255          16,602            42,113         32,011
          Intangible asset amortization                           14,462           5,094            29,058          9,904
          Miscellaneous<F*>                                       51,215          95,930            94,937        138,140
                                                                --------        --------        ----------       --------
              Total Other Expense                                224,726         242,364           445,264        429,090
                                                                --------        --------        ----------       --------
              INCOME BEFORE INCOME TAXES                         157,983          71,395           338,580        202,978
        INCOME TAXES<F*>                                          50,836          28,641           116,574         74,911
                                                                --------        --------        ----------       --------
              NET INCOME                                        $107,147        $ 42,754        $  222,006       $128,067
                                                                ========        ========        ==========       ========

        PER SHARE DATA

          Basic earnings per share                                  $.71            $.33             $1.47           $.97
          Diluted earnings per share                                 .69             .32              1.44            .96
          Dividends declared                                         .31            .287               .62           .574

      <F*>Includes the following nonrecurring amounts:
          Provision for possible loan losses                    $     --        $  6,540        $       --       $  6,540
          Miscellaneous expense                                       --          51,863                --         51,863
          Income tax benefit                                          --         (15,977)               --        (15,977)
                                                                --------        --------        ----------       --------
              Impact on Net Income                              $     --        $(42,426)       $       --       $ 42,426
                                                                ========        ========        ==========       ========


MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED BALANCE SHEET (UNAUDITED)
(THOUSANDS)
                                                                                        JUNE 30          JUNE 30
                                                                                         1998             1997
                                                                                        -------          -------
ASSETS
    Cash and due from banks                                                           $ 1,446,296      $ 1,169,001
    Due from banks--interest bearing                                                      233,686          190,749
    Federal funds sold and repurchase agreements                                          261,442          412,971
    Investments in debt and equity securities
      Trading                                                                             124,839           73,493
      Available-for-sale (Amortized cost of $8,915,489 and
        $5,073,169, respectively)                                                       8,959,632        5,051,225
      Held-to-maturity (Estimated fair value of $256,849 and
        $399,092, respectively)                                                           251,040          391,165
                                                                                      -----------      -----------
          Total Investments in Debt and Equity Securities                               9,335,511        5,515,883
    Loans held-for-sale                                                                   205,236           64,183
    Loans and leases, net of unearned income                                           21,569,778       17,366,893
                                                                                      -----------      -----------
          Total Loans and Leases                                                       21,775,014       17,431,076
    Reserve for possible loan losses                                                     (292,795)        (263,237)
                                                                                      -----------      -----------
          Net Loans and Leases                                                         21,482,219       17,167,839
    Bank premises and equipment                                                           538,287          452,616
    Intangible assets                                                                     811,070          223,886
    Other assets                                                                          636,399          493,862
                                                                                      -----------      -----------
          Total Assets                                                                $34,744,910      $25,626,807
                                                                                      ===========      ===========

LIABILITIES
    Deposits
      Non-interest bearing                                                            $ 3,900,600      $ 3,445,793
      Interest bearing                                                                 20,316,577       15,731,439
      Foreign                                                                             328,641          270,908
                                                                                      -----------      -----------
          Total Deposits                                                               24,545,818       19,448,140
    Federal funds purchased and repurchase agreements                                   1,849,787        2,162,567
    Other short-term borrowings                                                         1,561,572          455,899
    Bank notes                                                                             25,000          175,000
    Long-term Federal Home Loan Bank advances                                           2,510,845           27,687
    Other long-term debt                                                                  789,525          789,776
    Company-obligated mandatorily redeemable preferred
      securities of Mercantile Capital Trust I                                            150,000          150,000
    Other liabilities                                                                     402,219          320,797
                                                                                      -----------      -----------
          Total Liabilities                                                            31,834,766       23,529,866

Commitments and contingent liabilities                                                         --               --

                                                                 JUNE 30     JUNE 30
                                                                  1998        1997
                                                                 -------     -------

SHAREHOLDERS' EQUITY
    Preferred stock--no par value
      Shares authorized                                           5,000       5,000
      Shares issued and outstanding                                  --          --            --               --
    Common stock--$.01 par value
      Shares authorized                                         400,000     200,000
      Shares issued                                             153,699     136,055         1,537            1,360
    Capital surplus                                                                     1,074,394          658,864
    Retained earnings                                                                   1,901,396        1,688,524
    Accumulated other comprehensive income                                                 31,171            8,328
    Treasury stock, at cost                                       1,791       6,821       (98,354)        (260,135)
                                                                                      -----------      -----------
          Total Shareholders' Equity                                                    2,910,144        2,096,941
                                                                                      -----------      -----------
          Total Liabilities and Shareholders'
            Equity                                                                    $34,744,910      $25,626,807
                                                                                      ===========      ===========

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (UNAUDITED)
($ IN THOUSANDS)
                                                COMMON STOCK
                                           ----------------------                                              TOTAL
                                           OUTSTANDING                CAPITAL       RETAINED     TREASURY   SHAREHOLDERS'
                                             SHARES       DOLLARS     SURPLUS     EARNINGS<F*>     STOCK      EQUITY
                                           -----------    -------     -------     ------------   --------   ------------
BALANCE AT DECEMBER 31, 1996               134,174,597   $ 683,832   $  16,091     $1,647,521   $ (84,201)   $2,263,243
Net income                                                                             85,313                    85,313
Common dividends declared:
  Mercantile Bancorporation Inc.
    --$.287 per share                                                                 (25,892)                  (25,892)
  Pooled companies prior to acquisition                                                (9,695)                   (9,695)
Issuance of common stock in acquisition
  of Regional Bancshares, Inc.                 900,625                    (474)           361      28,813        28,700
Change in par value of common stock
  from $5.00 per share to $.01 per share
Issuance of common stock for:
  Employee incentive plans                     148,870         300        (632)                     2,596         2,264
  Convertible notes                              4,216          21          26                                       47
Other comprehensive income                                                            (13,988)                  (13,988)
Purchase of treasury stock                  (3,463,549)                                          (129,029)     (129,029)
Pre-merger transactions of pooled
  companies and other                          206,166       1,030          96            273         570         1,969
                                           -----------   ---------  ----------     ----------   ---------    ----------
BALANCE AT MARCH 31, 1997                  131,970,975   $ 685,183  $   15,107     $1,683,893   $(181,251)   $2,202,932
                                           ===========   =========  ==========     ==========   =========    ==========

BALANCE AT DECEMBER 31, 1997               148,712,307   $   1,489  $1,016,844     $1,749,974   $  (6,005)   $2,762,302
Net income                                                                            114,859                   114,859
Common dividends declared:
  Mercantile Bancorporation Inc.
    --$.31 per share                                                                  (41,747)                  (41,747)
  Pooled companies prior to acquisition                                                (5,239)                   (5,239)
Issuance of common stock in
  acquisition of:
  HomeCorp, Inc.                               854,760           9       6,727         13,792                    20,528
  Horizon Bancorp, Inc.                      2,549,970          25      10,755         35,615         357        46,752
Issuance of common stock for:
  Employee incentive plans                     944,685           9      28,628                      2,193        30,830
  Convertible notes                              7,722           1          86                                       87
Other comprehensive income                                                              6,341                     6,341
Purchase of treasury stock                  (1,750,000)                                           (93,804)      (93,804)
Pre-merger transactions of pooled
  companies and other                          161,545           2       2,255                                    2,257
                                           -----------   ---------  ----------     ----------   ---------    ----------
BALANCE AT MARCH 31, 1998                  151,480,989   $   1,535  $1,065,295     $1,873,595   $ (97,259)   $2,843,166
                                           ===========   =========  ==========     ==========   =========    ==========


<F*>Includes accumulated other comprehensive income.


MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(THOUSANDS)

                                                                                                SIX MONTHS ENDED
                                                                                                     JUNE 30
                                                                                              1998            1997
                                                                                           -----------    -----------
        OPERATING ACTIVITIES
          Net income                                                                       $   222,006    $   128,067
          Adjustments to reconcile net income to net cash provided by operating activities
            Provision for possible loan losses                                                  15,881         49,519
            Depreciation and amortization                                                       36,629         28,321
            Provision for deferred income taxes (credits)                                       (4,295)        (4,157)
            Net change in loans held-for-sale                                                 (102,207)        11,194
            Net change in trading securities                                                     4,326        (42,132)
            Net change in accrued interest receivable                                            2,786         (6,527)
            Net change in accrued interest payable                                                 (85)         2,242
            Other, net                                                                         (76,174)       (53,930)
                                                                                           -----------    -----------
              Net Cash Provided by Operating Activities                                         98,867        112,597

        INVESTING ACTIVITIES
          Investments in debt and equity securities, other than trading securities
            Purchases                                                                       (4,319,287)    (1,480,424)
            Proceeds from maturities                                                         2,582,417      1,175,989
            Proceeds from sales of available-for-sale securities                             1,122,789        405,278
          Net change in loans and leases                                                        13,408       (562,620)
          Purchases of loans and leases                                                       (175,230)       (98,135)
          Proceeds from sale of mortgage servicing rights                                       26,330             --
          Proceeds from sales of loans and leases                                              405,896        101,578
          Purchases of premises and equipment                                                  (45,330)       (47,980)
          Proceeds from sales of premises and equipment                                         13,668          2,531
          Proceeds from sales of foreclosed property                                            21,710         21,732
          Cash and cash equivalents from acquisitions, net of cash paid                         34,448         17,524
          Sale of banking offices, net of cash paid                                             (3,524)            --
          Other, net                                                                            11,799        (11,302)
                                                                                           -----------    -----------
              Net Cash Used by Investing Activities                                           (310,906)      (475,829)

        FINANCING ACTIVITIES
          Net change in non-interest bearing, savings, interest bearing
            demand and money market deposit accounts                                          (111,883)      (152,393)
          Net change in time certificates of deposit under $100,000                           (587,014)      (216,787)
          Net change in time certificates of deposit $100,000 and over                         (52,152)      (121,205)
          Net change in other time deposits                                                     (4,472)       (32,785)
          Net change in foreign deposits                                                      (256,798)        19,021
          Net change in short-term borrowings                                                 (308,528)       476,337
          Issuance of bank notes                                                                    --             --
          Principal payments on bank notes                                                    (150,000)            --
          Issuance of long-term FHLB advances and other long-term debt                       1,916,500        500,000
          Issuance of company-obligated mandatorily redeemable
            preferred securities                                                                    --        150,000
          Principal payments on long-term debt                                                  (6,779)        (9,396)
          Cash dividends paid                                                                  (91,212)       (76,822)
          Proceeds from issuance of common stock from employee
            incentive plans                                                                     17,973         14,556
          Purchase of treasury stock                                                           (98,452)      (270,086)
          Other, net                                                                                --           (801)
                                                                                           -----------    -----------
              Net Cash Provided by Financing Activities                                        267,183        279,639
                                                                                           -----------    -----------
        INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                        55,144        (83,593)
        CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                     1,886,280      1,856,314
                                                                                           -----------    -----------
        CASH AND CASH EQUIVALENTS AT END OF PERIOD                                         $ 1,941,424    $ 1,772,721
                                                                                           ===========    ===========

MERCANTILE BANCORPORATION INC. AND SUBSIDIARIES
SUPPLEMENTAL INTERIM CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)
(Thousands)
                                                                   THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                        JUNE 30                       JUNE 30
                                                                  1998            1997          1998          1997
                                                                  ----            ----          ----          ----

        NET INCOME                                              $107,147        $42,754       $222,006      $128,067

        Other comprehensive income, before tax

          Holding gains (losses) on available-for-sale
            securities                                               368         21,716         14,576         1,242

          Less: Reclassification adjustment for securities
            gains included in net income above                    (2,834)        (2,071)        (7,287)       (3,117)
                                                                --------        -------       --------      --------
          Other Comprehensive Income, Before Tax                  (2,466)        19,645          7,289        (1,875)

        Income Taxes Related to Other Comprehensive Income          (863)         6,876          2,551          (656)
                                                                --------        -------       --------      --------
          OTHER COMPREHENSIVE INCOME, NET OF TAX                  (1,603)        12,769          4,738        (1,219)
                                                                --------        -------       --------      --------
            COMPREHENSIVE INCOME                                $105,544        $55,523       $226,744      $126,848
                                                                ========        =======       ========      ========




ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

             (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                        Not Applicable

             (b)  PRO FORMA FINANCIAL INFORMATION:

                        Not Applicable

             (c)  EXHIBITS:

                  23    Consent of KPMG Peat Marwick LLP
                  27.1  Restated Financial Data Schedule (December 31, 1997)
                  27.2  Restated Financial Data Schedule (December 31, 1996)
                  27.3  Restated Financial Data Schedule (December 31, 1995)
                  27.4  Restated Financial Data Schedule (June 30, 1998)
                  27.5  Restated Financial Data Schedule (March 31, 1998)
                  27.6  Restated Financial Data Schedule (June 30, 1997)
                  27.7  Restated Financial Data Schedule (March 31, 1997)


                                  *  *  *

                                SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 7, 1998

                                 MERCANTILE BANCORPORATION INC.



                                 By:  /s/ Michael T. Normile
                                    ----------------------------------------
                                     Michael T. Normile
                                     Senior Vice President Finance and Control

                                                  EXHIBIT INDEX

Exhibit No.                                         Description                                  Location
-----------                                         -----------                                  --------

   23                               Consent of KPMG Peat Marwick LLP                          Included herein
   27.1                             Restated Financial Data Schedule (December 31, 1997)      Included herein
   27.2                             Restated Financial Data Schedule (December 31, 1996)      Included herein
   27.3                             Restated Financial Data Schedule (December 31, 1995)      Included herein
   27.4                             Restated Financial Data Schedule (June 30, 1998)          Included herein
   27.5                             Restated Financial Data Schedule (March 31, 1998)         Included herein
   27.6                             Restated Financial Data Schedule (June 30, 1997)          Included herein
   27.7                             Restated Financial Data Schedule (March 31, 1997)         Included herein
